UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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NORDSTROM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 10, 2008

Dear Shareholder:

On behalf of the Board of Directors and all of us on the management team, we invite you to attend the 2008 Annual Meeting of Shareholders on Tuesday, May 20, 2008, at 11:00 a.m., Pacific Daylight Time. This year, we are holding the Annual Meeting at a new location to allow for increased capacity. The meeting will be held at Benaroya Hall, the Illsley Ball Nordstrom Recital Hall, 200 University Street, Seattle, Washington, 98101-3428. A map and driving directions are provided in the Commonly Asked Questions and Answers About the Annual Meeting section of the Proxy Statement.

In addition to the topics described in the Notice of Annual Meeting and Proxy Statement, we’ll share our progress and there will be an opportunity to ask questions of interest to you as a valued shareholder and customer.

A copy of the Company’s Annual Report for the fiscal year ended February 2, 2008 is enclosed, along with formal notice of the Annual Meeting, the proxy statement and the proxy card. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly so that your shares will be represented at the Annual Meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

Sincerely,

Blake W. Nordstrom

President

Nordstrom, Inc.

1617 Sixth Avenue

Seattle, Washington

98101-1707

Notice of Annual Meeting of Shareholders

To the Shareholders of Nordstrom, Inc.:

The 2008 Annual Meeting of Shareholders of Nordstrom, Inc. will be held on Tuesday, May 20, 2008, at 11:00 a.m., Pacific Daylight Time, at Benaroya Hall, the Illsley Ball Nordstrom Recital Hall, 200 University Street, Seattle, Washington 98101-3428. Please note this is a new location.

The meeting will be held for the following purposes:

1. To elect nine Directors to hold office until the 2009 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2009; and

3. To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

The Board recommends that shareholders vote FOR proposals 1 and 2 as outlined in the accompanying proxy statement.

Holders of shares of Nordstrom Common Stock (“Common Stock”) of record at the close of business on March 12, 2008 are entitled to notice of, and to vote on, the matters that will be presented at the meeting. There were 219,414,089 shares of Common Stock issued and outstanding as of March 12, 2008.

Shareholders are invited to attend the 2008 Annual Meeting of Shareholders in person. Those who are hearing impaired or require other assistance should contact the Company at 206-373-3033 so that we may facilitate your participation at the meeting.

A live webcast of the 2008 Annual Meeting of Shareholders will be provided from the Company’s Investor Relations website at www.nordstrom.com. Select Investor Relations, then select the Webcast icon and follow the instructions given. Additionally, the recorded webcast will be available on the Investor Relations website for a period of 30 days following the 2008 Annual Meeting of Shareholders.

The Company is concurrently mailing a copy of its 2007 Annual Report on Form 10-K to all shareholders of record as of March 12, 2008. The approximate date of mailing for this notice, proxy statement and proxy card is April 10, 2008.

YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to be present at the meeting, you are encouraged to vote.

By order of the Board of Directors,

Lisa G. Iglesias

Corporate Secretary

Seattle, Washington

April 10, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2008

The accompanying proxy statement and the 2007 Annual Report on Form 10-K are available at http://investor.nordstrom.com

Commonly Asked Questions and Answers About the Annual Meeting

1.	Why am I receiving these materials?

You are receiving these materials because you are a shareholder of Nordstrom, Inc. as of March 12, 2008, and are entitled to receive notice of the 2008 Annual Meeting of Shareholders and to vote on matters that will be presented at the meeting.

2.	What is the purpose of the Annual Meeting?

Our shareholders meet annually to elect Directors and to make decisions about other matters that are presented at the meeting. In addition, management will report on the performance of the Company and respond to questions from shareholders.

3.	Where is the Annual Meeting being held?

The Annual Meeting is being held at Benaroya Hall, the Illsley Ball Nordstrom Recital Hall, 200 University Street, Seattle, Washington, 98101-3428. Benaroya Hall occupies the entire block between Second and Third avenues, and Union and University streets. The public entrance is along Third Avenue.

Driving Directions:

Southbound I-5: Take the Union Street exit (#165B). Continue onto Union Street and proceed approximately five blocks to Second Avenue. Turn left onto Second Avenue. The Benaroya Hall parking garage will be on your immediate left. The garage entrance is on Second Avenue, just south of Union Street.	Northbound I-5: Exit left onto Seneca Street (exit #165). Proceed two blocks and turn right onto Fourth Avenue. Continue two blocks. Turn left onto Union Street. Continue two blocks. Turn left onto Second Avenue. The Benaroya Hall parking garage will be on your immediate left. The garage entrance is on Second Avenue, just south of Union Street.

Parking:

At Benaroya Hall: The underground parking garage at Benaroya Hall provides direct access from the enclosed parking area into the Hall via elevators leading to The Boeing Company Gallery. Cars enter the garage off Second Avenue, just south of Union Street.	Other Parking: Parking is also available at the Cobb Building (entrance on University between Third and Fourth Avenues) and at the WaMu Building garage (entrance on Union Street between First and Second Avenues).

4.	What is a proxy?

If you designate another person to vote your stock, that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. If you complete the enclosed proxy card to give us your proxy, you will have designated Blake W. Nordstrom, our President, and Lisa G. Iglesias, an Executive Vice President and our General Counsel and Corporate Secretary, as your proxies to vote your shares as directed.

5.	What is the purpose of this proxy statement?

This proxy statement provides information regarding matters to be voted on by shareholders at the Annual Meeting and other information regarding the governance of the Company.

6.	What does it mean if I receive more than one package of proxy materials?

This means that you have multiple accounts holding Nordstrom shares. These may include: accounts with our transfer agent, The Bank of New York Mellon; holding shares under the Company’s 401(k) Plan & Profit Sharing or Employee Stock Purchase Plan; and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.

7.	What is the record date and what does it mean?

The record date for the 2008 Annual Meeting of Shareholders is March 12, 2008. Owners of Common Stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Annual Meeting.

8.	Is there a minimum number of shares that must be represented in person or by proxy to hold the Annual Meeting?

Yes. A quorum is the number of shares that must be present to conduct business at the Annual Meeting. The quorum requirement is shares that represent a majority of the outstanding shares as of the record date. Shares necessary to meet the quorum requirement may be present in person or represented by proxy.

Your shares will be counted to determine whether there is a quorum if you submit a valid proxy card, voting instruction form, give proper instructions over the telephone or on the Internet, or, in the case of a registered shareholder, attend the Annual Meeting in person.

9.	Who can vote on matters that will be presented at the Annual Meeting?

You can vote if you were a registered or beneficial shareholder of the Company at the close of business on the record date of March 12, 2008.

10.	What is the difference between a registered shareholder and a beneficial shareholder?

Many Nordstrom shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held as a registered shareholder and those owned beneficially.

•

Registered Shareholder: If your shares are registered directly in your name with the Company’s transfer agent, The Bank of New York Mellon, you are considered, with respect to those shares, the “shareholder of record” or a “registered shareholder”, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

•

Beneficial Shareholder: If your shares are held in a stock brokerage account or by a bank, trustee or nominee, you are considered the “beneficial shareholder” of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner you have the right to direct your broker, bank or other holder of record on how to vote your shares and you are invited to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for you to use.

11.	How many votes am I entitled to per share?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting.

12.	Who will count the vote?

Broadridge Investor Communication Services was appointed by the Board of Directors to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at www.broadridge.com. Proxies and ballots that identify the votes of individual shareholders are kept confidential from the Company’s management and Directors. Only Broadridge, as the proxy tabulator and the Inspector of Election, has access to the ballots, proxy forms and voting instructions. Broadridge will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

13.	How do I cast my vote?

Registered Shareholders: There are three ways you can cast your vote:

•

complete and properly sign the proxy card and return it to Broadridge in the postage paid envelope provided. If voting by mail, please allow sufficient time for the postal service to deliver your proxy card to Broadridge before the Annual Meeting;

•	vote by telephone or on the Internet by following the instructions included on your proxy card; or

•	attend the meeting and deliver your completed proxy card or complete a ballot in person.

Beneficial Shareholders: Your proxy materials include a voting instruction form from the institution holding your shares. The availability of telephone or Internet voting will depend upon the institution’s voting processes. You may also vote in person at the Annual Meeting if you obtain a legal proxy from the institution holding your shares. Please contact the institution holding your shares for information.

Shareholders holding shares invested in the Company’s 401(k) Plan & Profit Sharing: If you participate in the Company’s 401(k) Plan & Profit Sharing, the number of shares of Common Stock in your account as of the record date are reflected on your proxy card and may be voted as described above for “Registered Shareholders.”

Shareholders holding shares purchased through the Company’s Employee Stock Purchase Plan: If you hold Common Stock that you acquired through the Nordstrom, Inc. Employee Stock Purchase Plan, you are the beneficial owner of those shares and your shares may be voted as described above for “Beneficial Shareholders.”

14.	What is the voting requirement to approve each of the proposals?

Under Washington corporation law and the Company’s Articles of Incorporation and Bylaws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Abstentions and broker non-votes (a broker non-vote is explained in the answer to Question 16) are not considered “votes cast.”

In the Election of Directors, the Company has adopted a majority voting standard as described in more detail on page 17 under “Director Elections – Majority Voting Standard.” As this is an uncontested election, an incumbent Director nominee will be elected if the votes cast “for” the nominee’s election exceed the votes cast “against” the Director nominee. If a Director nominee does not receive the requisite votes, that Director’s term will end on the date on which an individual is selected by the Board to fill the position held by such Director or ninety (90) days after the date the election results are determined, whichever occurs first.

All other proposals to be presented at the meeting will be adopted if the votes cast “for” the respective action exceed the votes cast “against” it.

15.	Can I change my mind after I vote?

Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting.

You may do this by:

•	voting again on the Internet or by telephone prior to the Annual Meeting;

•	signing another proxy card with a later date and mailing it to Broadridge Investor Communication Services, 51 Mercedes Way, Edgewood, NY 11717, prior to the Annual Meeting; or

•	attending the Annual Meeting in person and delivering your proxy or casting a ballot.

16.	What if I do not return my proxy card or voting instruction form or do not provide voting instructions?

Registered Shareholders: If you are a registered shareholder and do not return your voted proxy card or vote by phone or the Internet, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the proxies FOR Proposals 1 and 2. If any additional proposals are properly presented at the Annual Meeting of Shareholders and any adjournment thereof, the proxies will vote on such additional proposals in accordance with their discretion.

Beneficial Shareholders: Your shares may be voted if they are held in the name of a broker, bank or other intermediary, even if you do not provide the holder with voting instructions. Brokerage firms and banks generally have the authority, under New York Stock Exchange (“NYSE”) rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. Each of the two proposals to be presented at the Annual Meeting of Shareholders, Proposal 1 – Election of Directors, and Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm, is considered a routine matter. Any other matter which may be presented at the meeting (see “Other Matters”, page 10), will not be considered routine. When a proposal is not a routine matter and the institution holding the shares has not received voting instructions from the beneficial owner of the shares with respect to those proposals, the institution cannot vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

Shareholders with shares invested in the Company’s 401(k) Plan & Profit Sharing: If your vote of Common Stock held through the Company’s 401(k) Plan & Profit Sharing is not received by 2:00 p.m. Pacific Daylight Time on May 16, 2008, then the Company’s Retirement Committee will vote your shares in the same proportion as shares that have been voted in the 401(k) Plan & Profit Sharing. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the Retirement Committee FOR Proposals 1 and 2. If any additional proposals are properly presented at the Annual Meeting of Shareholders and any adjournment thereof, the Retirement Committee will vote on such additional proposals in accordance with their discretion.

17.	Will abstentions or broker non-votes affect the voting results?

If you abstain from voting on a proposal, or if a broker or bank indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to the proposal. Furthermore, any abstention or broker non-vote (a broker non-vote is explained in the answer to Question 16) will have no effect on the proposals to be considered at the meeting since these actions do not represent votes cast by shareholders.

18.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q (Part II, Item 4) for the second quarter ending August 2, 2008. The Form 10-Q will be available online at www.nordstrom.com. Select Investor Relations, then select SEC Filings.

19.	How does a shareholder propose actions for consideration at next year’s Annual Meeting of Shareholders?

For your proposal to be considered for inclusion in our proxy statement for next year’s Annual Meeting, we must receive your written proposal no later than December 11, 2008. You should be aware that your proposal must comply with Securities and Exchange Commission (“SEC”) regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, in order for you to raise a proposal (including director nominations) from the floor during next year’s meeting, we must receive written notice of the proposal between January 20, 2009 and February 19, 2009, and it must contain information required by the Company’s Bylaws. With respect to director nominations, shareholders must also comply with our Director Nominating Process, described on page 14 of this proxy statement.

Please mail your proposals to the attention of the Corporate Secretary, 1700 Seventh Avenue, Seattle, Washington 98101-1397.

20.	Can I receive future proxy materials online?

Yes. If you choose this option you will not receive paper copies of the proxy statement and annual report in the mail. Choosing this option will save the Company printing and mailing costs and may benefit the environment.

You may sign up to receive future proxy materials online at www.nordstrom.com. Select Investor Relations, then select Electronic Delivery of Materials. If you are both a registered shareholder and a beneficial shareholder you must sign up for each category. Your choice to receive Internet distribution of your proxy materials will remain in effect until you revoke it by returning to the site and selecting the Change/Cancel Existing Enrollment link.

You can also review copies of the proxy statement and annual report online on the Company’s Investor Relations homepage at http://investor.nordstrom.com.

21.	Who will bear the cost of this proxy solicitation?

The Company will bear the cost of this proxy solicitation, including reimbursing banks and brokers for reasonable expenses of sending out proxy materials to beneficial shareholders.

22.	What if I have additional questions that are not addressed here?

You may call Investor Relations at 206-303-3200, e-mail Investor Relations at invrelations@nordstrom.com, or call the Office of the Corporate Secretary at 206-303-2541.

Proposals To Be Voted Upon

Proposal 1 Election of Directors

The Board of Directors recommends a vote FOR each nominee.

Nine Directors will be elected at the 2008 Annual Meeting of Shareholders, each to hold office until the 2009 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. All of the nominees listed below are currently Directors of the Company. Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the re-election of the nominees listed below. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, the persons named as proxies (see Question 4 on page 4) may vote for a person to be selected by the Board of Directors.

Information related to the Director nominees as of April 10, 2008 is set forth below:

Name and Age	Principal Occupation and Business Experience	Director Since

Phyllis J. Campbell Age 56	President and Chief Executive Officer of The Seattle Foundation, a community-based philanthropic organization, since 2003. President and Chief Executive Officer of US Bank of Washington, a division of US Bancorp, from 1993 to 2001. Ms. Campbell is also the lead director of Puget Sound Energy, Inc. and a director of Alaska Air Group, Inc.	2004

Enrique Hernandez, Jr. Age 52	President and Chief Executive Officer of Inter-Con Security Systems, Inc., a worldwide security and facility support services provider, since 1986. Principal Partner of Interspan Communications, a television broadcasting company serving Spanish-speaking audiences, which he co-founded in 1988. Mr. Hernandez is also a director of McDonald’s Corporation and Wells Fargo & Company.	1997

Jeanne P. Jackson Age 56	General Partner of MSP Capital, a consulting and investment firm she founded in 2003. Chief Executive Officer of Walmart.com, an on-line retailer, from 2000 to 2002. President and Chief Executive Officer of Banana Republic, a division of Gap, Inc., a retail clothing chain, from 1995 to 2000. President and Chief Executive Officer of Gap Inc. Direct, another division of Gap, Inc., from 1998 to 2000. Ms. Jackson is also a director of McDonald’s Corporation and Nike, Inc.	2002

Robert G. Miller Age 63	Chief Executive Officer of Albertson’s, LLC, a retail grocery chain, since 2006. Chief Executive Officer of Rite Aid Corporation, a retail pharmacy chain, from 1999 to 2003, and Chairman of the Board from 1999 to 2007. Vice Chairman and Chief Operating Officer of The Kroger Co., a grocery supermarket company, during 1999. Mr. Miller is also a director of Rite Aid Corporation.	2005

Blake W. Nordstrom Age 47 (a)	President of the Company since August 2000. Mr. Nordstrom previously served as Executive Vice President and President of Nordstrom Rack from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1976. He is also a director of the Federal Reserve Bank of San Francisco.	2005

Erik B. Nordstrom Age 44 (a)	Executive Vice President and President – Stores since February 2006. From August 2000 to February 2006, he served as Executive Vice President – Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Northwest General Manager from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1979.	2006

Name and Age	Principal Occupation and Business Experience	Director Since

Peter E. Nordstrom Age 46 (a)	Executive Vice President and President – Merchandising since February 2006. From September 2000 to February 2006, he served as Executive Vice President and President Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Director of Full-Line Store Merchandise Strategy from February 2000 to September 2000, and as Co-President of the Company from 1995 to 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1978.	2006

Philip G. Satre Age 58	A private investor. Chairman of the Board and Chief Executive Officer of Harrah’s Entertainment, Inc., a provider of branded casino entertainment, from 1980 to 2005. Mr. Satre is also a director of Rite Aid Corporation and lead director of Sierra Pacific Resources.	2006

Alison A. Winter Age 61	Chief Executive Officer of Braintree Holdings, LLC, a private investments and consulting services firm, a company she founded in 2003. From 1971 to 2006, Ms. Winter held various positions with The Northern Trust Corporation, a provider of banking and trust services for individuals, institutions and corporations, most recently as President and Chief Executive Officer for Personal Financial Services – Northeast, and a member of the Management Committee of Northern Trust Corporation.	2001

(a)  Blake W. Nordstrom, Erik B. Nordstrom and Peter E. Nordstrom are brothers and the second cousins of James F. Nordstrom, Jr., an Executive Vice President of the Company.

Proposal 2 Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors recommends a vote FOR this proposal

The Audit Committee, consistent with the NYSE and SEC rules, has appointed Deloitte & Touche LLP (“Deloitte”) to be the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2009. Deloitte and its predecessors have served as the Company’s independent registered public accounting firm for over thirty-five years, including the fiscal year ended February 2, 2008.

As a matter of good corporate practice to provide shareholders an avenue to express their views on this matter, the Board has determined to seek shareholder ratification of Deloitte’s appointment at this time. If the shareholders do not ratify the appointment of Deloitte, the Board will reconsider the appointment of the independent registered public accounting firm. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to questions.

Audit Fees. The following table summarizes fees billed or expected to be billed to us by Deloitte in connection with services for the fiscal years ended February 2, 2008 and February 3, 2007:

Fiscal Year Ended:	February 2, 2008 ($)	% of Total Fees for Year (%)	February 3, 2007 ($)	% of Total Fees for Year (%)
Audit Fees (a)	1,796,048	86	1,997,594	85
Audit-Related Fees (b)	178,594	9	62,750	3
Tax Fees (c)	111,537	5	278,985	12
All Other Fees (d)	3,395	0	3,000	0
	2,089,574	100	2,342,329	100

(a) Audit fees primarily included services for (i) auditing the consolidated financial statements of the Company and the separate financial statements of one of the Company’s wholly owned subsidiaries, Nordstrom fsb; (ii) reviewing the interim financial information of the Company included in its Form 10-Qs; (iii) auditing the Company’s internal control over financial reporting; (iv) attesting to management’s report on the effectiveness of internal control over financial reporting; (v) providing services that are customarily provided by the auditor in connection with statutory and regulatory filings or engagements. Substantially all of Deloitte’s work on these audits was performed by full time, regular employees and partners of Deloitte and its affiliates.

(b) Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting.

(c) Tax fees include various strategic tax projects and miscellaneous compliance matters.

(d) All other fees consist of an accounting research tool subscription fee.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the services performed by Deloitte for the fiscal years ended February 2, 2008 and February 3, 2007 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy is regularly reviewed and updated. It describes the permitted audit, audit-related, tax and other services that Deloitte may perform. Normally, pre-approval is provided at regularly scheduled Audit Committee meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been assigned to the Chair of the Audit Committee. The Chair must update the Audit Committee at the next regularly scheduled meeting of any services that were pre-approved between meetings.

In addition, the Audit Committee requests a range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the Deloitte relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.

The Committee also reviews on a regular basis:

•	a listing of approved services since its last review;

•	a report summarizing the year-to-date services provided by Deloitte, including fees paid for those services; and

•	a projection for the current fiscal year of estimated fees.

In addition, the policy prohibits the Company from engaging the independent registered public accountants for services billed on a contingent fee basis and from hiring current or former employees of the independent auditor who have not satisfied the statutory cooling-off period for certain positions.

Other Matters	The Board of Directors knows of no other matters that will be presented at the 2008 Annual Meeting of Shareholders. However, if any other matters are properly presented at the Annual Meeting or any convening or reconvening of the Annual

Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

Corporate Governance

Director Independence	A Director is independent when our Board affirmatively determines that he or she has no material relationship with the Company, other than as a Director. Our

Board makes this determination in accordance with the standards set forth in our Corporate Governance guidelines, which are consistent with the listing standards of the NYSE and SEC rules. The Board of Directors has affirmatively determined that the following Directors are independent within the meaning of SEC rules, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, and that none of these Directors have a material relationship with the Company. In making this determination, the Board considered existing relationships between the Company and Directors, whether directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

Phyllis J. Campbell	Robert G. Miller
Enrique Hernandez, Jr.	Philip G. Satre
Jeanne P. Jackson	Alison A. Winter

Board Committees	The members of the Board of Directors as of the date of this proxy statement, and the Committees of the Board on which they serve, are indicated below. Our

Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee consist entirely of independent Directors. Committee Charters and current Committee membership are posted on our website at www.nordstrom.com. Select Investor Relations, then select Corporate Governance.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Executive Committee	Finance Committee
Phyllis J. Campbell	X*				X
Enrique Hernandez, Jr.		X	X*	X*
Jeanne P. Jackson	X	X			X*
Robert G. Miller	X	X			X
Blake W. Nordstrom				X
Erik B. Nordstrom				X
Peter E. Nordstrom				X	X
Philip G. Satre	X		X		X
Alison A. Winter	X	X*	X

*	Committee Chair

Audit Committee. During the past fiscal year the Audit Committee held eleven regularly scheduled meetings, seven of which were conducted via teleconference. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility by reviewing and appraising the following:

•	the accounting, auditing and financial reporting processes of the Company;

•	the management of business and financial risk and the internal controls environment;

•	the Company’s compliance with legal and regulatory requirements;

•	the effectiveness and efficiency of operations;

•	the integrity of the Company’s financial statements;

•	reports resulting from the performance of audits by Deloitte and the internal auditors;

•	the qualifications, independence and performance of Deloitte;

•	the performance of the Company’s internal audit function;

•	complaints registered through the Company’s Whistleblower Hotline; and

•	the performance of the Company’s Disclosure Committee.

The Audit Committee meets regularly with the independent registered public accounting firm and management, including the Vice President of Internal Audit, to review accounting, auditing, enterprise risk management and financial reporting matters, and compliance with laws and regulations. The Audit Committee also meets privately and separately with the independent registered public accounting firm, the Chief Financial Officer and the Vice President of Internal Audit.

Each member of the Audit Committee meets the independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees. The Board of Directors has determined that all Audit Committee members qualify as “audit committee financial experts” under the regulations of the SEC. Although all members of our Audit Committee meet the current NYSE regulatory requirements for accounting or related financial management expertise and the Board of Directors has determined that each of them qualifies as an “audit committee financial expert,” members of our Audit Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

Compensation Committee. During the past fiscal year the Compensation Committee held four regularly scheduled meetings and held three additional meetings, two of which were conducted via teleconference. The Compensation Committee is responsible, subject to the approval of the Board of Directors when applicable, for the following:

•

evaluating annually the Company’s goals and objectives relative to the Executive Management Group members’ performance in light of these goals and objectives. (The Executive Management Group includes the Named Executive Officers shown in the Summary Compensation Table on page 40 and other business unit presidents and Company executives over major organizational functions reporting to the President or other senior executives);

•	reviewing management’s annual performance evaluations of the Company’s Executive Management Group members;

•	establishing guidelines for a compensation strategy for executives and measuring the performance of the Executive Management Group members against these guidelines;

•	reviewing and making recommendations to the Board of Directors regarding executives’ cash and equity-based compensation plans; and

•	reviewing and approving any benefit plans, retirement and deferred compensation or other perquisites offered to the Executive Management Group members.

Corporate Governance and Nominating Committee. During the past fiscal year the Corporate Governance and Nominating Committee held four regularly scheduled meetings. The Corporate Governance and Nominating Committee is responsible for:

•	reviewing and recommending individuals to the Board of Directors for nomination as members of the Board of Directors and its committees;

•	reviewing possible conflicts of interest of Board members and the Company’s executive officers;

•	developing and reviewing the Company’s Corporate Governance Guidelines;

•	reviewing and administering the Company’s Codes of Business Conduct and Ethics;

•	reviewing the Committee’s new Director orientation program and continuing Director education programs;

•	producing and providing to the Board an annual performance evaluation of the Board and each committee of the Board;

•	establishing succession procedures in the case of an emergency or the retirement of the President;

•	recommending to the Board of Directors the form and amount of Director compensation; and

•	reviewing the overall performance of the President on an annual basis.

Executive Committee. The Executive Committee has all of the authority of the Board of Directors when the Board of Directors is not in session, except to the extent the Executive Committee’s authority is limited by the Committee’s charter, by Washington State law and by the Board of Directors’ resolution appointing the Executive Committee. The Executive Committee did not hold any meetings, but took two actions by written consent in between Board meetings, during the past fiscal year. Historically, the Executive Committee has only exercised its authority to act on behalf of the Board of Directors in very limited circumstances.

Finance Committee. During the past fiscal year the Finance Committee held four regularly scheduled meetings. The Finance Committee is primarily responsible for:

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assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s capital structure, financial policies, capital investments, business and financial planning and related matters;

•	reviewing and appraising the Company’s dividend payment and share repurchase strategies, banking relationships and borrowing facilities and cash management; and

•	monitoring the rating assigned by rating agencies to the Company’s long-term debt.

Board Meetings	During the past fiscal year, the Board of Directors held five regularly scheduled meetings, one of which was devoted principally to Company strategy, and held two other meetings, one of which was conducted via teleconference. Committees of the Board of Directors held a total of 26 meetings. Overall attendance at the meetings, on a combined basis, was 96%. Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he or she served during the year. Independent members of the Board met at each quarterly meeting of the Board in executive session without management present.

Attendance at the Annual Meeting of Shareholders	Although all members of the Board are expected to attend each Annual Meeting of Shareholders, the Company has not adopted a formal policy on Board member attendance. Each member of the Board has indicated their intent to attend the 2008 Annual Meeting of Shareholders. Shareholders are encouraged to direct any questions that they may have to the Directors or management at that time. All members of the Board attended the 2007 Annual Meeting of Shareholders.

Chairman of the Board and Presiding Director	Enrique Hernandez, Jr. served as the Company’s Lead Director from August 2000 until May 2006, when he was appointed Chairman of the Board. As Chairman of the Board, he plays an active role and devotes significant time and attention in advising the President and other members of the Executive

Management Group on such matters as strategic direction, corporate governance and overall risk assessment. He also advises the President and, as appropriate, Committee chairs with respect to agendas and information needs relating to Board and Committee meetings, and performs other duties that the Board of Directors may from time to time delegate to assist the Board of Directors in the fulfillment of its responsibilities.

Mr. Hernandez also serves as the Company’s “Presiding Director” within the meaning of listing standards of the NYSE. The primary responsibility of the Presiding Director is to lead regular executive sessions of the Board of Directors in which only independent Directors participate. Mr. Hernandez also serves as the Chair of the Corporate Governance and Nominating Committee and Chair of the Executive Committee.

Director Nominating Process	The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board of Directors the nominees to stand for election as directors at each Annual Meeting of Shareholders or, if applicable, at a special meeting of shareholders. In nominating candidates, the Committee considers several factors, including but not limited to, judgment, skill, diversity, experience with businesses and other organizations, the candidate’s experience relative to the experience of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee has not established any minimum qualifications for Committee-recommended nominees.

The Committee will consider the qualifications of director candidates recommended by shareholders, and evaluate each of them using the same criteria the Committee uses for incumbent candidates. Director candidate recommendations by shareholders must be made by notice in writing delivered or mailed by first class U.S. mail, postage prepaid, to the Chair of the Corporate Governance and Nominating Committee, in care of the Corporate Secretary of the Company, 1700 Seventh Avenue, Seattle, Washington 98101-1397. Please indicate on the envelope “Corporate Governance and Nominating Committee.”

As required by the Company’s Bylaws, the notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding Annual Meeting of Shareholders called for the election of directors (between January 20, 2009 and February 19, 2009.) However, if the Annual Meeting is called for a date that is not within 30 days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the day on which the notice of the Annual Meeting date was mailed to shareholders.

The notice must provide the following information for each proposed nominee who is not an incumbent Director that the shareholder wishes to nominate:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the number of shares of Common Stock which are owned beneficially or of record by the person; and

•

any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended, and related rules.

The notice must also provide the following information about the shareholder giving the notice:

•	the name and record address of the shareholder;

•	the number of shares of Common Stock which are owned beneficially or of record by the shareholder;

•

a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice; and

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any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and related rules.

The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No director candidates were recommended by our shareholders for election at the 2008 Annual Meeting of Shareholders.

Director Compensation	Employee Directors of the Company are not paid any fees for serving as members of the Board or any Board Committee. During the fiscal year ended February 2, 2008, Nonemployee Directors of the Company were paid the following compensation for their services:

•	An annual award of Common Stock having a value of $100,000, made on the date of the 2007 Annual Meeting of Shareholders;

•	An annual cash retainer of $50,000;

•	Committee Chair annual cash retainer of: $15,000 (Audit Committee), $12,500 (Compensation Committee), $10,000 (Corporate Governance and Nominating Committee, and Finance Committee); and

•	Committee Member annual cash retainer, payable to each committee member, including Committee Chairs: $10,000 (for all Committees except the Executive Committee).

The Company’s pay philosophy for Director Compensation reflects the Board’s belief that payment of a portion of Director fees in the form of Common Stock aligns the interests of Directors with the interests of the Company’s shareholders and enhances Director Compensation when the Company performs well. The Board believes that the Director fees paid by the Company are competitive with other companies of similar size and performance.

Chairman of the Board Compensation. Enrique Hernandez, Jr. has been the Company’s Chairman of the Board since May 2006 and was Lead Director from August 2000 to May 2006. As described above on page 13, Mr. Hernandez devotes significant time and attention in performing the duties required of the Chairman of the Board. For his continued services as Chairman, in addition to the amounts set forth above, Mr. Hernandez is annually awarded, on the date of the Company’s Annual Meeting of Shareholders, Common Stock having a value of $250,000. Mr. Hernandez specifically requested that compensation for his position as Chairman be in the form of Common Stock so as to better align his interests with those of the Company’s shareholders.

Travel Reimbursement and Merchandise Discounts. Nonemployee Directors are reimbursed for reasonable travel expenses or flown, without charge, on the Company’s aircraft, to attend Board and Board Committee meetings. Their spouses who wish to attend the Annual Meeting of Shareholders are also reimbursed for reasonable travel expenses or flown, without charge, on the Company’s aircraft to attend such meeting. All Directors and their spouses and eligible children may participate in the Company’s merchandise discount program. The program provides a 20% discount for all eligible non-management employees and eligible retirees, and up to a 33% discount for all eligible management and high-performing non-management employees, eligible retirees, Directors and eligible retired Directors. Through the end of 2007, Directors and eligible retired Directors who must include the value of the discount in their taxable income were provided a tax gross-up to help offset federal income taxes assessed on the value of this benefit. The tax gross-up benefit has been discontinued for 2008.

Deferred Compensation Program. Directors may elect to defer all or a part of their Directors’ fees and annual stock awards under the Nordstrom Directors Deferred Compensation Plan (“Directors Plan”). Directors are required to make advance elections to defer the receipt of fees or stock awards, and all deferral elections generally are irrevocable. Directors are also required to make advance elections for the form and timing of distribution of their deferred cash fees or stock awards.

Cash deferrals may be directed among 15 deemed investment alternatives, and gains and losses for cash deferrals are posted to the Director’s account daily based on their investment elections. Deferred stock awards are credited to the Director’s account as stock units. Each stock unit in the Directors Plan is equal in value to the price of one share of the Common Stock. Each deferred stock unit is credited with dividends, in the form of additional stock units, to the same extent as a share of Common Stock.

During the fiscal year ended February 2, 2008, Phyllis J. Campbell, Enrique Hernandez, Jr., Jeanne P. Jackson and Philip G. Satre all elected to defer 100% of their cash Directors’ fees and stock awards into the Directors Plan.

Director Summary Compensation Table. During the fiscal year ended February 2, 2008, Nonemployee Directors of the Company received the following compensation for their services:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Phyllis J. Campbell (a)	85,012	99,988	10,661	195,661
Enrique Hernandez, Jr. (b)	80,016	349,984	39,959	469,959
Jeanne P. Jackson (c)	90,012	99,988	27,381	217,381
Robert G. Miller (d)	80,012	99,988	25,674	205,674
Philip G. Satre (e)	80,012	99,988	4,983	184,983
Alison A. Winter (f)	92,512	99,988	24,039	216,539

(a)	Ms. Campbell’s compensation includes:

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Fees Earned or Paid in Cash: $50,000 (annual cash retainer), $35,000 (Audit Committee Chair annual retainer, and Audit Committee and Finance Committee Member annual retainers), and $12 (cash in lieu of fractional share in connection with the annual stock award)

•	Annual stock award: 1,921 shares of Common Stock having a fair value at the date of grant of $99,988

•	All Other Compensation: $8,013 (merchandise discount) and $2,648 (tax gross-up on the value of the merchandise discount, which was discontinued at the end of calendar year 2007)

(b)	Mr. Hernandez’ compensation includes:

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Fees Earned or Paid in Cash: $50,000 (annual cash retainer), $30,000 (Corporate Governance and Nominating Committee Chair annual retainer, and Compensation Committee and Corporate Governance and Nominating Committee Member annual retainers), and $16 (cash in lieu of fractional share in connection with the annual stock award)

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Annual stock awards: 6,724 shares of Common Stock (1,921 shares having a fair value at the date of grant of $99,988, and 4,803 shares for serving as Chairman of the Board having a fair value at the date of grant of $249,996)

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All Other Compensation: $29,411 (merchandise discount), $9,792 (tax gross-up on the value of the merchandise discount, which was discontinued at the end of calendar year 2007), and $756 (personal use of Company aircraft to attend another business engagement upon the conclusion of a Board of Directors meeting)

(c)	Ms. Jackson’s compensation includes:

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Fees Earned or Paid in Cash: $50,000 (annual cash retainer), $40,000 (Finance Committee Chair annual retainer, and Audit Committee, Compensation Committee and Finance Committee Member annual retainers), and $12 (cash in lieu of fractional share in connection with the annual stock award)

•	Annual stock award: 1,921 shares of Common Stock having a fair value at the date of grant of $99,988

•	All Other Compensation: $20,692 (merchandise discount) and $6,689 (tax gross-up on the value of the merchandise discount, which was discontinued at the end of calendar year 2007)

(d)	Mr. Miller’s compensation includes:

•

Fees Earned or Paid in Cash: $50,000 (annual cash retainer), $30,000 (Audit Committee, Compensation Committee and Finance Committee Member annual retainers), and $12 (cash in lieu of fractional share in connection with the annual stock award)

•	Annual stock award: 1,921 shares of Common Stock having a fair value at the date of grant of $99,988

•	All Other Compensation: $19,256 (merchandise discount) and $6,418 (tax gross-up on the value of the merchandise discount, which was discontinued at the end of calendar year 2007)

(e)	Mr. Satre’s compensation includes:

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Fees Earned or Paid in Cash: $50,000 (annual cash retainer), $30,000 (Audit Committee, Corporate Governance and Nominating Committee and Finance Committee Member annual retainers), and $12 (cash in lieu of fractional share in connection with the annual stock award)

•	Annual stock award: 1,921 shares of Common Stock having a fair value at the date of grant of $99,988

•	All Other Compensation: $3,786 (merchandise discount) and $1,197 (tax gross-up on the value of the merchandise discount, which was discontinued at the end of calendar year 2007)

(f)	Ms. Winter’s compensation includes:

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Fees Earned or Paid in Cash: $50,000 (annual cash retainer), $42,500 (Compensation Committee Chair annual retainer, and Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee Member annual retainers), and $12 (cash in lieu of fractional share in connection with the annual stock award)

•	Annual stock award: 1,921 shares of Common Stock having a fair value at the date of grant of $99,988

•	All Other Compensation: $18,053 (merchandise discount) and $5,986 (tax gross-up on the value of the merchandise discount, which was discontinued at the end of calendar year 2007)

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended February 2, 2008, no member of the Compensation Committee was an employee, officer or former officer of the Company or any of its subsidiaries, and no executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Communications with Directors

Shareholders and other interested parties may communicate with Directors by contacting the Office of the Corporate Secretary at 206- 303-2541 or by mail at 1700 Seventh Avenue, Seattle, Washington 98101-1397. The Corporate

Secretary will relay the question or message to the specific Director with whom the shareholder or interested party wishes to communicate. If no specific Director is requested, the Corporate Secretary will relay the question or message to the Chairman of the Board. Certain items that are unrelated to the duties and responsibilities of the Board, such as business solicitations, advertisements, junk mail and other mass mailings will not be relayed to Directors.

Additionally, the Audit Committee has established procedures to respond to possible concerns about ethics and accounting-related practices. To report your concerns, you may use the Company’s confidential Whistleblower Hotline by calling 1-888-832-8358 or by accessing the website at www.ethicspoint.com. Your concerns will be investigated and communicated to the Company’s Audit Committee, as necessary.

Director Elections: Majority Voting Standard

The Company’s Bylaws provide that, in an uncontested election, a Director nominee will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. An incumbent Director nominee who fails to receive the requisite votes for election will continue to serve as a director until the earlier of: (i) ninety (90) days from the date on which the voting results of the election are determined, or (ii) the date on which an individual is selected by the Board to fill the position held by such Director. In any election which is a contested election (meaning that the number of director nominees exceed the number of directors to be elected), the standard for election of directors is a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present.

Codes of Business Conduct and Ethics	We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. We have also adopted a Directors’ Code of Business Conduct and Ethics that applies to all of our Directors. Any grant of a waiver from a provision of the codes requiring disclosure under applicable SEC rules, if any, will be disclosed on our website at www.nordstrom.com.

Website Access to Corporate Governance Documents	The charters for each of the standing committees of the Board of Directors, the Company’s Corporate Governance Guidelines, the Employee Code of Business Conduct and Ethics, and the Directors’ Code of Business Conduct and Ethics, as well as all Company filings made with the SEC, may be accessed through our website at www.nordstrom.com. Select Investor Relations then select Corporate

Governance. Additionally, these items are also available in print to any person, without charge, upon request to:

Nordstrom, Inc. Investor Relations

P. O. Box 2737

Seattle, Washington 98111

(206) 303-3200

invrelations@nordstrom.com

Audit Committee Report	The following Report of the Company’s Audit Committee of the Board of Directors (the “Audit Committee”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s charter is available on our website at www.nordstrom.com under the Investor Relations tab, then select Corporate Governance. A copy of the Audit Committee’s charter is also attached to this proxy statement as Appendix A.

The members of the Audit Committee during the fiscal year ended February 2, 2008 were Phyllis J. Campbell (Chair), Jeanne P. Jackson, Robert G. Miller, Philip G. Satre, and Alison A. Winter. The Board has determined that each member of the Audit Committee is independent from the Company as such term is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards and that each member is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, reports to the Company’s Audit Committee, and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America.

Deloitte and the Company’s internal auditors have full access to the Audit Committee. The auditors meet with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, with and without management being present, to discuss appropriate matters. The Audit Committee has the sole authority to engage, evaluate and terminate the Company’s independent auditors. The Audit Committee also pre-approves all auditing services, internal control-related services and permitted non-audit services to be performed by the Company’s independent auditors.

The Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended February 2, 2008 be included in the Company’s Annual Report on Form 10-K for such fiscal year, based on the following:

•	its review and discussion of the Company’s audited consolidated financial statements with management;

•	its review of the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company;

•	its review of the Company’s Disclosure Committee practices and the certificates prepared each quarter in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	its discussions with management regarding the critical accounting policies on which the financial statements are based, as well as its evaluation of alternative accounting treatments;

•	its receipt of management representations that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America;

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its discussions with management and Deloitte regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting;

•	its discussions with primary internal and external legal counsel regarding contingent liabilities;

•	its receipt of the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

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its discussions with Deloitte regarding their independence, the audited consolidated financial statements, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 114 (The Auditor’s Communication With Those Charged With Governance), and other matters, including Rule 2-07 of SEC Regulation S-X.

AUDIT COMMITTEE

Phyllis J. Campbell, Chair

Jeanne P. Jackson

Robert G. Miller

Philip G. Satre

Alison A. Winter

Executive Officers

The names and ages of the Company’s Executive Officers, and their positions, terms of office, family relationships and business experience are listed below. All information is as of April 10, 2008. The officers are appointed annually by the Board of Directors following each year’s Annual Meeting of Shareholders. Officers serve at the discretion of the Board of Directors.

Name	Age	Title	Officer Since	Family Relationship
Laurie M. Black	49	Executive Vice President and General Merchandise Manager - Cosmetics Division	1997	None
Paul F. Favaro	50	Executive Vice President - Strategy and Development	2005	None
Linda Toschi Finn	60	Executive Vice President - Marketing	1998	None
James A. Howell	42	Vice President - Finance	2007	None
Lisa G. Iglesias	42	Executive Vice President, General Counsel and Corporate Secretary	2007	None
Jeffrey S. Kalinsky	45	Executive Vice President - Designer Merchandising	2007	None
Kevin T. Knight	52	Executive Vice President; Chairman and Chief Executive Officer - Nordstrom fsb; President - Nordstrom Credit, Inc.; and President - Nordstrom Credit Group	1998	None
Michael G. Koppel	51	Executive Vice President and Chief Financial Officer	1999	None
Daniel F. Little	46	Executive Vice President and Chief Administrative Officer	2003	None
David Loretta	40	Treasurer and Vice President	2006	None
Scott A. Meden	45	Executive Vice President and President - Nordstrom Rack	2006	None
Jack H. Minuk	53	Executive Vice President and General Merchandise Manager - Shoe Division	1997	None
Margaret Myers	61	Executive Vice President and General Merchandise Manager - Accessories and Women’s Specialized Divisions	2005	None
Blake W. Nordstrom	47	President	1991	Brother of Erik B. and Peter E. Nordstrom and second cousin of James F. Nordstrom, Jr., all Executive Vice Presidents of the Company.
Erik B. Nordstrom	44	Executive Vice President and President - Stores	1995	Brother of Blake W. Nordstrom, President of the Company; brother of Peter E. Nordstrom and second cousin of James F. Nordstrom, Jr., each an Executive Vice President of the Company.
James F. Nordstrom, Jr.	35	Executive Vice President and President - Nordstrom Direct	2005	Second cousin of Blake W. Nordstrom, President of the Company, and second cousin of Erik B. and Peter E. Nordstrom, each an Executive Vice President of the Company.
Peter E. Nordstrom	46	Executive Vice President and President - Merchandising	1995	Brother of Blake W. Nordstrom, President of the Company; brother of Erik B. Nordstrom and second cousin of James F. Nordstrom, Jr., each an Executive Vice President of the Company.
James R. O’Neal	49	Executive Vice President and President - Nordstrom Product Group	1997	None
Loretta Soffe	41	Executive Vice President and General Merchandise Manager - Women’s Apparel Division	2005	None
Delena M. Sunday	47	Executive Vice President - Human Resources and Diversity Affairs	1998	None
David M. Witman	49	Executive Vice President and General Merchandise Manager - Men’s and Kidswear Divisions	2005	None

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Laurie M. Black was named Executive Vice President and General Merchandise Manager – Cosmetics Division, in February 2006. She previously served as Executive Vice President and President – Nordstrom Rack from December 2001 to March 2006, as Vice President and Corporate Merchandise Manager from May 2000 to December 2001, and as Vice President and Northwest Divisional Merchandise Manager from 1999 to 2000. Ms. Black has been employed by the Company since 1978.

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Paul F. Favaro joined the Company as Executive Vice President – Strategy and Development, in February 2005. Prior to joining the Company he provided the Company and other clients with top management strategy and organization services from March 2003 to January 2005 through Agilis, Inc., a consulting firm he founded in

2003. In September 2003, Mr. Favaro became an adjunct professor of strategy and management at Northwestern University’s Kellogg School of Management. From 1987 through February 2003, he was a managing partner with Marakon Associates, an international strategy consulting firm. While a partner with Marakon Associates, Mr. Favaro provided consulting services to the Company from August 1997 through February 2003.

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Linda Toschi Finn was named Executive Vice President – Marketing in September 2000. She previously served as Vice President and Marketing Director – Full-Line Store Group from 1999 to 2000 and as Vice President – Sales and Promotion from 1998 to 1999. Ms. Finn has been employed by the Company since 1975.

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James A. Howell was named Vice President – Finance, upon joining the Company in August 2007. Mr. Howell also functions as the Company’s Principal Accounting Officer. From July 2003 to August 2007, Mr. Howell was employed at Blockbuster Inc., most recently as Senior Vice President and Corporate Controller. From 2002 to 2003, Mr. Howell worked for CAE SimuFlite, Inc., a provider of training for the civil aviation industry after spending twelve years with PricewaterhouseCoopers serving clients in both the retail and financial services industries.

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Lisa G. Iglesias was named Executive Vice President, General Counsel and Corporate Secretary upon joining the Company in May 2007. From July 1999 to May 2007, Ms. Iglesias was employed at Spherion Corporation, a provider of temporary staffing services, managed services and permanent placement services, most recently as Senior Vice President, General Counsel and Secretary.

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Jeffrey S. Kalinsky was named Executive Vice President – Designer Merchandising, in May 2007. He previously served as Director of Designer Merchandising upon joining the Company in August 2005 until May 2007. Since 1995 and 1990 respectively, Mr. Kalinsky has also continuously served as President – Just Jeffrey, Inc. and JSK Enterprises, Inc., two luxury specialty retail stores in New York and Atlanta that he created. The Company purchased a majority interest in these businesses in 2005.

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Kevin T. Knight was named Executive Vice President of the Company in September 2000. Since joining the Company in 1998, he has served as Chairman and Chief Executive Officer – Nordstrom fsb and as President – Nordstrom Credit, Inc. Since February 2000, he has also served as President – Nordstrom Credit Group. He previously served as Vice President from 1998 to September 2000.

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Michael G. Koppel was named Executive Vice President and Chief Financial Officer in May 2001. From 1999 to 2001, he served as Vice President, Corporate Controller and Principal Accounting Officer. Mr. Koppel previously served as Chief Operating Officer of CML Group, a specialty retail holding company, and as Chief Financial Officer of Lids Corporation, a mall-based specialty retailer from 1997 through 1998.

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Daniel F. Little was named Executive Vice President and Chief Administrative Officer in March 2003. From July 2002 until March 2003, he served as Vice President – Supply Chain Strategy. Mr. Little previously spent nine years working in various assignments with Colgate-Palmolive, most recently as Manufacturing General Manager for Personal Care Products in Europe.

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David Loretta was named Treasurer in February 2006 and has served as Vice President since March 2005. From February 2002 until February 2006 he served as Director of Treasury. Mr. Loretta previously was employed by the Company’s “direct-to-customer” subsidiary, Nordstrom.com, as Controller from December 2000 to February 2002, and as Manager of Financial Planning and Analysis from January 2000 to December 2000.

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Scott A. Meden was named Executive Vice President and President – Nordstrom Rack in February 2006. He previously served as Divisional Merchandise Manager from September 2002 to January 2006, as Director of Business Planning and Analysis from 2001 to September 2002, and as Financial Manager – Shoes from 1999 to 2001. He has been employed by the Company since 1985.

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Jack H. Minuk was named Executive Vice President and General Merchandise Manager – Shoe Division, in November 2005. He previously served as Vice President and Corporate Merchandise Manager from 1997 to November 2005. Mr. Minuk has been employed by the Company since 1981.

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Margaret Myers was named Executive Vice President and General Merchandise Manager – Accessories and Women’s Specialized Divisions, in November 2005. She previously served as Vice President and Corporate Merchandise Manager from 2001 to November 2005, as Product Market Leader from 2000 to 2001, and as Divisional Merchandise Manager from 1998 to 2000. Ms. Myers has been employed by the Company since 1984.

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Blake W. Nordstrom was named President of the Company in August 2000. He previously served as Executive Vice President and President – Nordstrom Rack from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1976.

•

Erik B. Nordstrom was named Executive Vice President and President – Stores in February 2006. From August 2000 to February 2006, he served as Executive Vice President – Full-Line Stores. He previously served as Executive Vice President and Northwest General Manager from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1979.

•

James F. Nordstrom, Jr. was named Executive Vice President of the Company and President – Nordstrom Direct in February 2005. He previously served as Corporate Merchandise Manager – Children’s Shoes, from May 2002 to February 2005, and as a project manager for the design and implementation of the Company’s inventory management system from 1999 to May 2002. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1986.

•

Peter E. Nordstrom was named Executive Vice President and President – Merchandising in February 2006. From September 2000 to February 2006, he served as Executive Vice President and President – Full-Line Stores. He previously served as Executive Vice President and Director of Full-Line Store Merchandise Strategy from February 2000 to September 2000, and as Co-President of the Company from 1995 to 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1978.

•

James R. O’Neal was named Executive Vice President and President – Nordstrom Product Group in December 2001. He previously served as Executive Vice President and General Manager of the East Coast from August 2000 to December 2001, and as Executive Vice President and Southwest General Manager from 1997 to December 2001. Mr. O’Neal has been employed by the Company since 1980.

•

Loretta Soffe was named Executive Vice President and General Merchandise Manager – Women’s Apparel Division, in November 2005. She previously served as Vice President and Corporate Merchandise Manager from April 2001 to November 2005, as Corporate Merchandise Manager from January 2001 to April 2001, as Product Market Leader from 2000 to January 2001, and as National Buyer from 1999 to 2000. Ms. Soffe has been employed by the Company since 1987.

•

Delena M. Sunday was named Executive Vice President – Human Resources and Diversity Affairs in November 2002. She previously served as Executive Vice President – Diversity Affairs from 2000 to November 2002, and as Vice President – Diversity Affairs from 1998 to 2000. Ms. Sunday has been employed by the Company since 1980.

•

David M. Witman was named Executive Vice President and General Merchandise Manager – Menswear and Kidswear Divisions, in November 2005. He previously served as Divisional Vice President and Corporate Merchandise Manager from 2001 to November 2005, and as Divisional Vice President and Menswear Product Market Leader from 1999 to 2001. Mr. Witman has been employed by the Company since 1987.

Compensation of Executive Officers

Compensation Discussion and Analysis	The following sections describe our executive compensation program and the 2007 fiscal year compensation decisions made for our Named Executive Officers:

Context for Decision Making • Guiding Principles for Compensation • Roles in Executive Compensation • Compensation Committee Meeting Calendar

Elements of Compensation • Mix of Compensation Elements • Competitiveness of the Executive Compensation Program • Decisions about each Compensation Element

Additional Information • Post-Employment Agreements • Stock Ownership • Tax and Accounting Considerations • Executive Compensation Recovery Policy

Context for Decision Making

Guiding Principles for Compensation

In fiscal year 2007, we upheld our long-standing pay for performance approach to compensation for all employees, including our Named Executive Officers. The approach is guided by these principles:

•	motivate and reward our people to achieve meaningful results that support our strategic goals and shareholder interests;

•	attract and keep the best talent through programs that reflect our values and consider market practice;

•	manage the cost of our programs while maintaining their purpose and benefit to shareholders;

•	keep things simple to promote understanding and enable employees to make informed decisions; and

•	be attuned to regulatory compliance, trends and new ideas to support our programs and diverse workforce.

Roles in Executive Compensation

Our Compensation Committee oversees the executive compensation program for the Named Executive Officers and others in the Executive Management Group. In fulfilling its responsibilities, the Committee also oversees certain compensation plans that apply to other employees throughout the organization. In this way, we work toward a common theme in motivating and rewarding our people. A summary of the Committee’s role is provided on page 12 and the Committee Charter may be found on our website at www.nordstrom.com. To view the Charter, go to Investor Relations, then Corporate Governance and Compensation Committee.

Semler Brossy Consulting Group, an external executive compensation consulting firm, is retained by, and reports directly to, the Committee. A consultant from the firm attends relevant parts of the Committee meetings in person or by phone and supports the Committee’s role by providing expertise on market practices, compensation program design and related subjects. The firm and consultant provide services only as directed by the Committee and have no other relationship with the Company.

Management supports the Committee’s activity by providing analyses and recommendations developed internally or with the assistance of external executive compensation consulting firms other than the Committee’s consulting firm. These firms include Towers Perrin, who provides technical guidance on executive compensation, and Hewitt Associates LLC (“Hewitt”), who conducts an annual competitive analysis on executive compensation elements.

The President makes recommendations to the Committee on the level and design of compensation elements for the Executive Management Group, including the Named Executive Officers, as described in this material. The Executive Vice President and Chief Financial Officer and Executive Vice President – Human Resources & Diversity Affairs also attend the Committee meetings to provide perspective and expertise relevant to the Committee’s agenda.

Compensation Committee Meeting Calendar

Each quarterly Committee meeting has a particular focus and follows an annual calendar established by the Committee Chair in partnership with management. Often, topics are raised in one meeting for analysis and discussion, then proposed for approval at the next meeting after all aspects and questions have been addressed.

Additional Committee discussion topics related to internal or external events are added to the agenda by the Committee Chair as they arise. Interim Committee meetings, also called by the Committee Chair, are held by teleconference to continue discussion on a particular subject between meetings or to receive updates on special topics. The annual Committee calendar is summarized below.

Timing	February	May	August	November
Areas of Focus	Fiscal Year-End Closing & Decisions for Next Fiscal Year	People	Guiding Principles and Compensation Plans	Preparation for Next Fiscal Year

Discussion Topics

Performance-based bonus measure achievement and payout for prior fiscal year results; performance share unit vesting

Performance-based bonus measures and milestones and executive compensation changes for new fiscal year

Annual equity grant

		Leadership development and succession planning Shareholder meeting and related topics	Guiding principles for compensation Executive compensation trends Mid-year status on performance-based bonus measures Potential compensation plan changes for the next fiscal year	Executive compensation review and competitive analysis Preliminary executive compensation changes for the next fiscal year Compensation plan changes for the next fiscal year

Elements of Compensation

Our compensation package for the Named Executive Officers consists of six basic elements outlined in the following table. This package is based on our fundamental premise of pay for performance and guiding principles outlined in a previous section, but each element has its own purpose. Many of the plans in which the Named Executive Officers participate are also open to a broader leadership-level group or the full employee population, given certain eligibility requirements.

Element	Purpose	Description
Base salary	Provide base-line compensation reflecting job responsibilities	Fixed portion of pay
Performance-based bonus	Create alignment with business strategy and operating performance	Cash award
Long-term incentives	Provide opportunities for ownership and financial rewards to promote decision making consistent with the goals of the Company and shareholders	Stock options and performance share units
Broad-based benefits	Offer health and financial protection programs to support well-being and healthy lifestyles	Contribution to medical, dental and vision coverage; life, short-term and long-term disability, accident and long-term care insurance; health and dependent care flexible spending accounts; adoption assistance; commuter support; employee referral, assistance and financial services; discounted stock purchase plan; paid holidays and time off; merchandise discount
Leadership benefits	Provide limited health and financial management benefits that are competitive with companies our size	Salary continuance, long-term disability coverage and life insurance; reimbursement for qualifying out-of-pocket medical expenses; reimbursement for financial planning expenses; contribution to parking expenses; deferred compensation plan; separation benefits
Retirement benefits	Support retirement savings	401(k) match; profit sharing

	Encourage retention and reward sustained and significant contribution to Company success	Contribution to retiree health coverage; supplemental executive retirement benefit

Blake Nordstrom, Pete Nordstrom and Erik Nordstrom have elected to forego certain leadership and retirement benefits provided by the Company including reimbursement for financial planning expenses, contribution to parking expenses, potential separation benefits upon involuntary termination and Company contributions to profit sharing.

Mix of Compensation Elements

The Committee works with management to create an effective mix of compensation elements and potential outcomes for the Named Executive Officers. The primary focus of the mix is based on our pay for performance philosophy, guiding principles for compensation and three characteristics of each compensation element:

•

Fixed vs. Variable Compensation: about two-thirds of the value of the targeted compensation package for Named Executive Officers is weighted toward performance and compensation that is earned when our executives or the Company are successful in ways that also support shareholder interests.

•

Short- vs. Long-Term Focus: compensation elements for the Named Executive Officers focus on different objectives in our strategic plan and create a balance between more immediate and longer-range goals.

•	Cash vs. Non-Cash: the forms of payment to our Named Executive Officers vary by type of compensation and are intended to complement the overall compensation package.

The following table summarizes how each compensation element delivers on the characteristics outlined above. While we do not establish targeted ratios for each characteristic other than fixed versus variable compensation, we do monitor the balance between them on a periodic basis.

Compensation Element	Fixed vs. Variable Compensation	Short- vs. Long-Term Focus	Delivered through Cash vs. Non-Cash
Base salary	Annual increases are based on an executive’s performance and other relevant factors for the previous fiscal year, but base salary in general is a fixed value	Short-term	Cash
Performance-based bonus	Performance-based bonus payouts can vary widely from year to year based on Company and individual results against defined performance measures	Short-term	Cash
Long-term incentives	Long-term incentive value from stock options and performance share units can vary widely based on Company performance	Long-term	Cash and non-cash
Broad-based and	Benefits provide a value that can increase based on usage, but not performance	Short-term	Cash and non-cash
Leadership benefits
Retirement benefits	There is some variation in value based on Company performance (profit sharing) and individual performance (performance-based bonus component of the supplemental executive retirement benefit)	Long-term	Cash

Over the past several years, management has worked with Hewitt to prepare an annual competitive analysis of executive compensation that includes a comparison of the fixed and variable compensation mix. Our results are compared to a broad retail peer group defined in the following Market Data section.

The competitive analysis has shown that the mix of targeted fixed and variable compensation elements for the Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Administrative Officer is similar to that of the broad retail peer group. The mix of targeted compensation elements for the President, President – Merchandising and President – Stores is somewhat different from the peer group. The variable component for our positions is smaller because our target values for performance-based bonus and long-term incentives are intentionally, and significantly, lower than competitive levels. The Committee recognizes and accepts these differences in the compensation mix for these positions.

Competitiveness of the Executive Compensation Program

Market Data

Management provides the Committee with external market data as a reference point in reviewing the annual competitiveness of compensation elements and the overall executive compensation package for the Named Executive Officers. Every year, data is collected on base salary, performance-based bonus and long-term incentives. Every couple of years, data is also collected for broad-based, leadership and retirement benefits.

Market data provides management and the Committee with meaningful information about the value of the compensation package relative to other companies. However, we recognize that pay levels and compensation mix can vary significantly across companies due to individual circumstances within an organization.

In 2007, management worked with Hewitt to compare our compensation elements to a broad retail peer group of about 50 companies that included our direct competitors, as follows:

Abercrombie & Fitch Co.	Kohl’s Corporation	Sears Holdings Corporation
AnnTaylor Stores Corporation	Limited Brands, Inc.	The Talbots, Inc.
Chico’s FAS, Inc.	Macy’s, Inc.	Target Corporation
Dillard’s, Inc.	Neiman Marcus	Tiffany & Co.
The Gap, Inc.	Saks Incorporated	Urban Outfitters, Inc.
J.C. Penney Company, Inc.

Hewitt collected the market data from the peer companies through a survey and supplemented the information with data from proxy statements for those competitors who did not participate. Once collected, market data was size adjusted to reflect the current revenues for Nordstrom. In 2007, the average annual revenue size of the broad retail peer group companies was $11.7 billion. From time to time, the Committee revisits the relevance of these companies and our direct competitors, based on scope measures, company performance and pay practices.

Management periodically supplements the competitive executive compensation data collected by Hewitt with additional surveys on trends and practices relating to the Named Executive Officers. The companies represented in these surveys vary, but typically include our direct competitors.

Market Position

The Committee works with the President to articulate a desired competitive position for each compensation element by referring to a percentile ranking among the broad retail peer group as shown in the table below. This desired position applies to pay plans across the Company including those for the Named Executive Officers. At the request of the President, President – Merchandising and President – Stores, base salary, and target opportunity for performance-based bonus and long-term incentives are intentionally below the 25th percentile of the broad retail peer group to maintain a conservative position relative to market.

Element	Desired Market Position
Base salary	50th percentile
Performance-based bonus	50th percentile for target results 75th percentile for superior results
Long-term incentives	50th percentile for delivery at grant with opportunity for growth in value based on results
Broad-based benefits	50th percentile
Leadership benefits	50th percentile for those benefits provided
Retirement benefits	50th percentile for those benefits provided

Consistent with our guiding principles, the desired market percentiles serve as guideposts for the Committee’s thinking rather than strict policy for establishing compensation. Actual compensation may vary somewhat depending on the considerations described earlier. Based on current compensation levels, our competitive analysis and the requested exceptions for the President, President – Merchandising and President – Stores, we achieved our desired overall market position for the Named Executive Officers in 2007.

Decisions about each Compensation Element

The following discussion provides information about the decision making for each element in the Named Executive Officers’ fiscal year 2007 package. Many of the decisions and parameters surrounding the compensation structure, including those related to the annual performance-based bonus or grant of long-term incentives, are defined during the design process rather than at the time of payout or award. Significant design changes to a single compensation element create Committee discussion about the impact on the overall value and mix of the compensation package.

The Committee made very few changes to our approach to compensation or the targeted compensation levels for the Named Executive Officers for fiscal year 2007 as outlined in the following table.

Compensation Element	Change	No Change
Base salary

Increased base salary levels for all Named Executive Officers, except the President, to reflect positive results in 2006 and desired market competitiveness in 2007.

The President requested that the Committee maintain his base salary at the current level.

Performance-based bonus

Reduced bonus target opportunity for President – Merchandising and President – Stores to be consistent with the President’s target.

Changed the approach to our financial measures from a matrix of incentive Return on Invested Capital (ROIC) and incentive Earnings Before Tax (EBT) to a threshold for ROIC and an independent measure for EBT, for all Named Executive Officers. Changed emphasis from division earnings to Company earnings for President – Merchandising and President – Stores to reflect total Company performance.

Long-term incentives		x
Broad-based benefits		x
Leadership benefits		x
Retirement benefits		x

In keeping with the calendar of compensation activities, the Committee has already discussed decisions for fiscal year 2008 program design and targeted levels of compensation elements for the Named Executive Officers. There are no planned changes in targeted compensation. The only notable change in plan design is the addition of a policy to recover compensation awards from an executive officer if financial restatement by the Company creates a situation where the awards would have been less had the original financial statements been correct. This policy is described on page 39.

Base Salary

Analysis

Each year, the Committee begins its review of base salary for the Named Executive Officers by comparing our pay levels to similar roles in our broad retail peer group. Our President contributes to the discussion by describing the expectations and resulting achievements of each executive throughout the previous fiscal year, and other relevant factors including the executive’s time in the position, pay history and pay equity with other internal positions.

Our Named Executive Officers do not necessarily receive increases in base salary every year. When they do, the changes are effective April 1 of the new fiscal year following their Annual Performance Review, a discussion about individual results against defined expectations.

Decisions

At the recommendation of the President, the Committee approved 2007 base salary increases for the Named Executive Officers, as shown in the following table. The Committee supported the President’s request to maintain his base salary established in fiscal year 2003 and focus instead on the potential value to be gained through the performance-based bonus and long-term incentives that pay solely on performance.

Base salary increases for the Chief Financial Officer and Chief Administrative Officer in 2007 were higher than the average increase of 5.7% for the Executive Management Group based on the executives’ superior performance and the Committee’s desire to improve their market position. Their increases were also higher than the increases these Named Executive Officers received in the previous fiscal year, for the same reasons.

Increases for the President – Merchandising and President – Stores were significantly higher than previous years to recognize their contribution to Company results and improve their position to market. Even with these increases, base salaries for the President – Merchandising and President – Stores are still below competitive levels.

	2007 Base Salary Changes
Name and Position	Fiscal Year 2006	Fiscal Year 2007	Change
Blake W. Nordstrom President	$700,000	$700,000	0.0%
Michael G. Koppel EVP and Chief Financial Officer	440,000	480,000	9.1
Peter E. Nordstrom EVP and President – Merchandising	490,000	650,000	32.7
Erik B. Nordstrom EVP and President – Stores	490,000	650,000	32.7
Daniel F. Little EVP and Chief Administrative Officer	390,000	420,000	7.7

Performance-Based Bonus

Analysis

Annual performance-based cash awards under the Executive Management Group Bonus Plan are designed to focus the Named Executive Officers on the accomplishment of specific goals that align with near-term business strategy and operating performance. In support of our guiding principles, the performance-based bonus awards pay out when pre-determined measures are achieved.

The Committee reviews a number of factors with the President in establishing the bonus criteria for each fiscal year, including:

•	the Company’s annual and long-range strategic goals to ensure that performance measures support our direction on both an individual and collective level;

•	what we provide through the compensation elements and what we reinvest in the Company or provide to shareholders in the form of dividends to achieve the desired balance;

•	the Company’s performance expectations relative to the recent results of our direct competitors to help position our performance measures; and

•	market pay information for similar roles in our broad retail peer group to understand the competitive position of the performance-based bonus element within the total compensation package.

On an annual basis, specific plan features for the Named Executive Officers are recommended by the President to the Committee for approval, as listed below and presented in the following tables:

•	threshold, target and maximum bonus opportunity defined as a percentage of base salary;

•	financial or qualitative performance measures for each executive depending on their role and area of influence to align management and shareholder interests;

•	performance measure weightings; and

•	milestones for any financial measures at threshold, target and maximum achievement levels that correspond with specified levels of payout.

Decisions

Bonus opportunity: The following table shows the 2007 threshold, target and maximum bonus opportunity for the Named Executive Officers as a percent of their base salary.

		2007 Bonus Opportunity as a % of Base Salary
Name		Threshold: Minimum Expectation[1]	Target: Significant Stretch	Maximum: Superior Performance
Blake W. Nordstrom	}	25%	100%	250%
Peter E. Nordstrom
Erik B. Nordstrom

Michael G. Koppel	}	15%	60%	150%
Daniel F. Little

[1]	Assumes Threshold performance has been met on all measures.

Performance measures and weighting: The President recommends the performance measures and weighting for each executive to the Committee. The measure weighting is intended to balance the focus of each role across the most important Company objectives. For fiscal year 2007:

•	All of the Named Executive Officers had an incentive Return on Invested Capital (ROIC) threshold that had to be met before payout could be earned on an incentive Earnings Before Tax (EBT) measure.

•	Mike Koppel and Dan Little also had qualitative performance measures that corresponded with their roles and responsibilities.

The following table outlines the performance measures and their relative weighting for each of the Named Executive Officers.

		2007 Performance Measures and Weighting
Name		EBT with ROIC Threshold	Cost/Asset Productivity	Leadership Development & Succession Planning	Multi- Channel Strategy	Total Measure Weighting %
Blake W. Nordstrom	}
Peter E. Nordstrom		100%	—	—	—	100%
Erik B. Nordstrom

Michael G. Koppel		75%	12.5%	12.5%	—	100%
Daniel F. Little		75%	12.5%	—	12.5%	100%

Each measure has a range of potential achievement levels and associated payout percentages as shown in the following table.

•	Financial measures are uncapped, but subject to the overall bonus payout maximum of 250% of target bonus opportunity.

•	Qualitative measures only pay up to 150% of target to give higher priority to financial results.

	Performance Measure Achievement Levels and Payout as a % of Target
Type of Measure	Threshold: Minimum Expectation	Target: Significant Stretch	Maximum: Superior Performance
Financial	25%	100%	250%
Qualitative	25%	100%	150%

In keeping with our pay for performance philosophy, bonus payout occurs when achievement levels exceed threshold. Executives may earn a maximum bonus payout for results on all measures that is up to 250% of their target bonus opportunity representing superior performance.

Milestones and achievement for the financial bonus measure: The 2007 milestones and achievement levels for the incentive Earnings Before Tax measure are shown below. An executive’s payout on this measure is based on a corresponding level of results so the Committee does not need to apply discretion.

	2007 Milestones and Achievement for Incentive Earnings Before Tax
		Threshold			Target	Maximum
Incentive Earnings Before Tax	$ Milestones:	$1.173B			$1.236B	$1.327B
	$ Achievement:		Ó	$1.197B
Bonus Opportunity	% Achievement:		Ô	54%
	% of Target:	25%			100%	250%

•

The 2007 bonus payout on the incentive Earnings Before Tax measure occurred only after incentive Return on Invested Capital surpassed a threshold of 17.0%. Actual incentive Return on Invested Capital was 17.3%.

•	Incentive Earnings Before Tax achievement was less than target-level expectations resulting in a bonus payout that was 54% of the target bonus opportunity for the measure.

•

The first half of 2007 was successful for the Company in terms of sales and continued the trend of results we have achieved over the past several years. In the second half, we had a number of challenges that, coupled with the softer business environment, impacted our bottom line. Still, we achieved record performances including our 6th consecutive year of comp store sales increases and record sales volume and earnings. Additionally, we achieved our highest sales-per-square foot ever as a Company.

Descriptions and achievement for the qualitative performance measures: The descriptions and achievement levels for Mike Koppel and Dan Little’s qualitative performance measures are outlined in the table below. Assessment of achievement for these initiatives is evaluated on the basis of pre-defined criteria relating to outcomes, timing, process and communication.

		2007 Descriptions and Achievement for Qualitative Performance Measures
Name		Measure	Description	Achievement (0 - 150% of Target)
Michael G. Koppel Daniel F. Little	}	Cost/asset productivity	• Build agenda for cost savings/reallocation • Create new perspective on measuring costs and developing performance metrics • Develop framework for identifying new business opportunities	100%
Michael G. Koppel		Leadership development & succession planning	• Align with Strategy & Development and Human Resources to create the architecture for leadership development within our growth strategy	125%
Daniel F. Little		Multi-channel strategy	• Align strategy and business case • Develop technology plan • Create alignment across the Company	150%

Overall payout results: The 2007 payout results for the Named Executive Officers’ performance measures are summarized in the table below as a percent of their overall target bonus opportunity. The resulting bonus payout amounts are shown in the Summary Compensation Table on page 40 in column (e) “Non-Equity Incentive Plan Compensation.”

		2007 Performance-Based Bonus Payout Results as a % of Target Bonus Opportunity
Name		13 EBT with ROIC Threshold	Cost/Asset Productivity	Leadership Development & Succession Planning	Multi- Channel Strategy	Overall Results as a % of Target Bonus	Maximum Opportunity as a % of Target Bonus
Blake W. Nordstrom	}
Peter E. Nordstrom		54%	—	—	—	54%	250%
Erik B. Nordstrom
Michael G. Koppel		54%	100%	125%	—	69%	250%
Daniel F. Little		54%	100%	—	150%	72%	250%

Based on Company and individual results, overall bonus payouts for the Named Executive Officers ranged from 54% to 72% of their target bonus opportunity which is about one-quarter to one-third of their bonus payouts for the prior year.

Long-Term Incentives

Forms of Equity

Annual grants under the 2004 Equity Incentive Plan provide the Named Executive Officers with the opportunity for financial rewards when the value of Nordstrom stock increases. The types of equity granted in fiscal year 2007 included:

•

stock options as acknowledgement for contributions in the prior fiscal year and for anticipated performance in the future. Stock options vest and become exercisable in four equal annual installments beginning one year from the date of grant and have a 10-year term. The 2004 Equity Incentive Plan does not allow for repricing, for grants below fair market value on the date of grant or for cash dividend payments on options.

•

performance share units to create a balanced focus on absolute performance expressed through our stock price and relative performance compared to a peer group of direct competitors. Performance share units vest after a three-year performance cycle only when the Company’s Total Shareholder Return (growth in stock price and reinvestment of dividends) is positive and outperforms companies in the peer group. Dividends are not paid on unearned performance share units. The Committee and the President believe Total Shareholder Return is a meaningful measure for performance share units as it tracks with shareholder interests and complements the measures established for executives under the performance-based bonus plan.

The current peer group for performance share units includes the same companies identified on page 27 with the exception of Neiman Marcus, which is privately held. The President reviews this peer group with the Committee on an annual basis to assess the continued relevance to our business.

Performance Share Unit Vesting

For purposes of determining performance share unit vesting, the share price of Common Stock and the share prices of the companies in the peer group are based on a 30 trading-day closing price average, established both prior to the beginning of the performance cycle and prior to the end of the performance cycle. When our Total Shareholder Return far outperforms the companies in the peer group, executives can earn up to 125% of the units originally granted as outlined below. The Committee certifies vesting results after the end of each performance cycle.

The performance-based vesting schedule for the three-year performance cycle beginning on January 30, 2005 and ending on February 2, 2008, the last day of the 2007 fiscal year, is as follows. Based on results among the peer group, these units vested at 125%.

Nordstrom Percentile Ranking of Total Shareholder Return Among Peer Group	Performance Share Unit Vesting %
>85th	125%
>75th	100
>65th	85
>50th	75
<50th	0

The percentile ranking and corresponding vesting percentage can change at the end of a performance period if there are changes in the number of companies in the peer group due to mergers, acquisitions, dissolutions or other industry consolidation. The only participant change associated with the 2005 performance share unit grant that vested on February 2, 2008 was Federated Department Stores, Inc.’s merger with the May Department Stores Co. and conversion to Macy’s, Inc. Regardless of changes, performance share units are only earned if the Nordstrom Total Shareholder Return is positive and in the top half of companies in our peer group.

Vested units are settled in shares of Common Stock or cash at the election of the executive. Prior to vesting, the Named Executive Officers may also elect to defer their vested units into the Executive Deferred Compensation Plan described beginning on page 51.

In keeping with our pay for performance philosophy, our approach to performance share units intentionally requires higher standards of performance and provides less upside potential than some other large companies with similar programs. Given the leverage that we offer through the performance-based bonus plan and the upside potential that has been recognized recently under the 2004 Equity Incentive Plan, the Committee and the President believe this is the appropriate way to reward for what are truly superior results.

Equity Grant Practices

All grants for Named Executive Officers are approved at Committee meetings, which are generally scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company. Compensation Committee and delegated equity granting authority under the 2004 Equity Incentive Plan for the forms of equity most commonly granted is as follows. Annual grant limits have been adjusted for the 2005 stock split that occurred after the Plan was originally approved by shareholders.

Approval Authority	Grant Type	Grant Date	Annual Grant Limit
Compensation Committee	All allowable equity under the Plan for: • annual grant • periodic grants (new hire, promotion, performance)	Committee meeting approval date, unless: • falls within a closed trading period, • then, the grant date is the first trading day after approval that falls within an open trading window	500,000 options to any employee 500,000 performance share units to any employee
Subcommittee of the Compensation Committee, consisting of the Committee Chair and another independent Director, with reporting to the full Compensation Committee	• Stock or stock option grants (typically on an annual basis for a limited number of leadership employees in recognition of superior performance)	• For stock: Subcommittee meeting approval date • For stock options: same as Compensation Committee approval, above	4,000 shares in total
President	• Stock for Pacesetters (our high-performing salespeople) based on pre-defined performance goals	• Approval date	40,000 shares in total

Analysis

The targeted long-term incentive value that determines the size of the annual grant to the Named Executive Officers is expressed as a percentage of base salary as shown in the following table. The Committee has the discretion to change the percentages at the time of the grant, but has historically adhered to the guidelines they established in advance.

Considerations for the long-term incentive percentage include market competitiveness for the value of long-term incentives, our annual share usage and dilution from all grants under the 2004 Equity Incentive Plan, internal equity of grant size by position and consideration for share usage guidelines that have been adopted by some of our largest institutional investors.

Position		2007 Targeted Long-Term Incentive Value as a % of Base Salary	Type of Equity
President EVP and Chief Financial Officer EVP and President – Merchandising EVP and President – Stores EVP and Chief Administrative Officer	}	150%	• 75% value in stock options • 25% value in performance share units

The Committee and President agree that the 75% / 25% split between stock options and performance share units for the Named Executive Officers creates the right balance of absolute performance measured through stock options and relative performance measured through performance share units.

Once the targeted long-term incentive value is expressed as a percentage of base salary, the number of options or performance share units is determined by:

•

dividing the dollar value attributed to stock options by the value of an option that approximates the Company’s accounting valuation on the grant date (see Tax and Accounting Considerations on page 38); and

•	dividing the dollar value attributed to performance share units by a discounted value of a share of stock on the grant date.

Long-Term Incentive Decisions for 2007

Long-term incentive decisions for fiscal year 2007 for the Named Executive Officers were based on the factors described in the previous section:

•	long-term incentive target value of 150% of base salary

•	75% / 25% split between stock options and performance share unit target value

The payout value for 2005 performance share units that vested for the three-year performance cycle ending on February 2, 2008 is provided in the Option Exercises and Stock Vested in Fiscal Year 2007 table on page 49. The range of performance share unit payouts targeted for the three-year performance cycle beginning February 4, 2007 and ending January 30, 2010 is provided in the Grants of Plan-Based Awards in Fiscal Year 2007 table on page 44.

Broad-based Benefits

Nordstrom offers a comprehensive program of broad-based health and financial programs to the Named Executive Officers and all eligible employees. These benefits and their purpose for inclusion in the compensation package are summarized in the following table and explained in more detail where noted.

Benefit	Purpose	More Information
Contribution to medical, dental and vision coverage, and related benefits and services	Support well-being and a healthy lifestyle	Elements of Compensation, page 25
Merchandise discount	Encourage knowledge of fashion trends and products	All Other Compensation in Fiscal Year 2007, page 42
Employee Stock Purchase Plan	Provide the opportunity to own stock in the Company, benefit from our collective results through increased stock price and create a link with our shareholders	Enrollees contribute up to 10% of eligible pay and bonus (after tax) to purchase Common Stock. The purchase price is a 10% discount from the closing price on the last day of each six-month offering period. Purchases may not exceed Internal Revenue Code and Plan limits
Paid holidays and time off	Support a balance of work and personal time

Leadership Benefits

Nordstrom offers a limited number of benefits to the Named Executive Officers and other leaders, in addition to the broad-based benefits program. Each benefit supports a specific purpose, but generally falls within the overall objective of providing a competitive offering for a company our size. The President regularly reviews these benefits with the Committee for consistency with our guiding principles, organizational culture and market practices. The benefits and their purpose are summarized in the following table and explained in more detail where noted.

Benefit	Purpose	More Information
Salary continuance and long-term disability coverage and life insurance	Provide low-cost extension of broad-based benefits to help plan for the unexpected	All Other Compensation in Fiscal Year 2007, page 42
Reimbursement of qualifying out-of-pocket medical expenses	Provide extended benefit coverage in recognition of leadership level
Reimbursement for financial, tax and estate planning[1]	Encourage active management of individual compensation packages to gain maximum value
Parking expense contribution[1]	Contribute to a business convenience competitive with companies our size
Executive Deferred Compensation Plan	Provide those who may be limited in the amount they may contribute to the 401(k) with an alternate opportunity to make and invest pre-tax deferrals. Does not include a Company match	Nonqualified Deferred Compensation, page 51
Leadership Separation Plan[1]	Provide financial assistance during the initial unemployment period, offer tools for successful transition, foster a positive exit experience and create an exchange for release of claims	Potential Payments Upon Termination or Change in Control at Fiscal Year End 2007, footnote (a), page 54
[1]	Blake Nordstrom, Pete Nordstrom and Erik Nordstrom have elected to forego this benefit.

Retirement Benefits

Nordstrom offers several retirement benefits to the Named Executive Officers and other eligible employees, as follows.

Benefit	Purpose	More Information
401(k) Plan & Profit Sharing[1]	Support retirement savings and share profits to create alignment with Company goals	All Other Compensation in Fiscal Year 2007, page 42
Supplemental Executive Retirement Plan	Encourage designated executives to stay with Nordstrom throughout their careers; reward significant and sustained contribution to Company success by adding to financial security upon retirement	Pension Benefits, page 49
Retiree health coverage	Encourage retention and contribute to the well-being of executives after retirement
[1]	Blake Nordstrom, Pete Nordstrom and Erik Nordstrom have elected to forego the profit sharing component of this benefit.

Additional Information

Post-Employment Agreements

Nordstrom does not have individual employment agreements with any of the Named Executive Officers.

Under our Leadership Separation Plan, the Named Executive Officers are eligible to receive benefits upon involuntary termination of employment by the Company other than for cause. Plan provisions are provided in the Potential Payments Upon Termination or Change in Control at Fiscal Year End 2007, footnote (a) beginning on page 54.

With limited exceptions as described on page 55, employees, including the Named Executive Officers, are generally not entitled to any payment or accelerated benefit in connection with a change in control of the Company.

Stock Ownership

Ownership of Common Stock by our Named Executive Officers, other employees and Directors is encouraged by management and the Board of Directors to align interests with those of our shareholders. This is done in a number of ways, including:

•	providing the opportunity for all employees to purchase Common Stock under the Company’s Employee Stock Purchase Plan;

•	offering employees the opportunity to invest in Common Stock under the Company’s 401(k) Plan & Profit Sharing;

•	granting stock options and performance share units to certain leadership-level employees under our 2004 Equity Incentive Plan; and

•	establishing stock ownership guidelines for identified executives that set expectations for achievement of ownership targets.

Stock ownership guidelines for our Directors are described in the Stock Ownership and Guidelines section on page 59.

Stock ownership guidelines for the Named Executive Officers and about 100 other leadership-level employees were formally established in 2004. The Named Executive Officers have five years, February 1, 2004 through January 31, 2009, to accumulate a targeted number of shares of Common Stock. The number of targeted shares represents a dollar value equivalent to a multiple of each executive’s base salary as of the first year of the program and does not fluctuate with stock price. The original number of targeted shares was adjusted for our 2005 stock split.

For purposes of determining stock ownership, ownership shares are made up of all forms of Common Stock including vested and deferred performance share units. Ownership shares do not include unvested or vested stock options and unvested performance share units.

The multiple of base salary to be owned in stock by the Named Executive Officers depends on the executive’s role in the Company, as follows:

Position	Multiple of Base Salary
President	10x
EVP and President – Merchandising	5x
EVP and President – Stores	5x
EVP and Chief Financial Officer	3x
EVP and Chief Administrative Officer	2x

Under our guidelines, Nordstrom family executives and the Chief Financial Officer are required to arrange for stock transactions in accordance with an SEC Rule 10b5-1 trading plan. These plans predetermine the timing, number of shares and price at which an executive may buy or sell Company shares. The President, President – Merchandising, President – Stores and Chief Financial Officer must also achieve and maintain a minimum of 100% of their ownership targets before they may sell stock.

Management provides quarterly ownership updates for the Named Executive Officers with the Committee. As of the end of fiscal year 2007, all of the Named Executive Officers had exceeded their ownership targets. Final assessment for meeting the targets will take place after the end of the designated period on January 31, 2009.

Management will review the existing approach to stock ownership guidelines with the Committee prior to the end of the existing achievement period in 2009 to make any desired changes for the future.

Tax and Accounting Considerations

The Committee recognizes the tax and regulatory factors that can influence the structure of executive compensation programs, including:

•

Section 162(m) of the Internal Revenue Code which disallows a tax deduction to public corporations for compensation over $1 million paid to any Named Executive Officer. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Company’s shareholder-approved 2004 Equity Incentive Plan and Executive Management Group Bonus Plan are designed to satisfy those requirements. However, there may be limited circumstances where objectives for pay elements do not allow for deductibility.

•

Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”), where stock options and performance share units are accounted for based on their grant date fair value (see Note 1 and Note 13 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended February 2, 2008, filed with the SEC on March 21, 2008). The Committee regularly considers the accounting implications of our equity-based awards, including the variable accounting treatment of the performance share units. Overall, we believe that this treatment best aligns the value received by executives with the actual expense incurred by the Company.

•

Section 409A of the Internal Revenue Code, whose limitations primarily relate to the deferral and payment of benefits under the Executive Deferred Compensation Plan and Supplemental Executive Retirement Plan. The Committee continues to consider the impact of changes to Section 409A and in general, the evolving tax and regulatory landscape in which its compensation decisions are made.

Executive Compensation Recovery Policy

In February 2008, the Board of Directors adopted a formal executive compensation recovery policy, also known as a Clawback, that applies to any bonus, equity, equity equivalent or other incentive compensation awarded to an executive officer beginning in fiscal year 2008. Under that policy, in the event of a material restatement of the Company’s financial statements, the Board will review the circumstances that caused the restatement and consider accountability to determine whether an executive officer was negligent or engaged in misconduct. If so, and the amount or vesting of an award would have been less had the financial statements been correct, the Board will recover compensation from the executive officer as it deems appropriate.

Compensation Committee Report	The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. As a result, the Committee believes the Compensation Discussion and Analysis represents the intent and actions of the Committee with regard to executive compensation and has recommended to the Board of Directors that it be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE

Enrique Hernandez, Jr.
Jeanne P. Jackson
Robert G. Miller
Alison A. Winter, Chair

Summary Compensation Table	The following table summarizes the total compensation paid or accrued by the Company for services provided by the Named Executive Officers for the fiscal years ended February 3, 2007, and February 2, 2008.

Name and Principal Position	Fiscal Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($)
Blake W. Nordstrom President	2007 2006	698,056 711,302	— —	(127,924 1,128,302)	761,309 615,506	377,860 1,645,490	197,278 596,869	50,088 113,297	1,956,667 4,810,766
Michael G. Koppel EVP and Chief Financial Officer	2007 2006	472,333 441,870	— —	(75,957 620,125)	530,806 420,825	197,597 564,439	175,521 233,647	34,218 38,504	1,334,518 2,319,410
Peter E. Nordstrom EVP and President – Merchandising	2007 2006	622,861 490,932	— —	(83,282 662,219)	477,790 417,658	350,870 1,460,843	304,238 794,382	63,441 28,128	1,735,918 3,854,162
Erik B. Nordstrom EVP and President – Stores	2007 2006	622,861 490,932	— —	(83,282 662,219)	477,790 413,540	350,870 1,460,843	250,062 706,997	50,778 44,852	1,669,079 3,779,383
Daniel F. Little EVP and Chief Administrative Officer	2007 2006	414,083 391,063	— —	(66,195 543,817)	384,216 299,498	180,772 500,298	88,347 125,805	31,399 32,049	1,032,622 1,892,530

(a)	Salary: The amounts reported represent base salary earned during the fiscal year. The numbers vary somewhat from the annual base salaries disclosed in the Compensation Discussion and Analysis due to the 4-5-4 fiscal year and the fact that salary increases are effective April 1 of each year. The 2007 base salaries for the Named Executive Officers were as follows: $700,000 for Blake Nordstrom, $480,000 for Mike Koppel, $650,000 for Pete Nordstrom, $650,000 for Erik Nordstrom and $420,000 for Dan Little.

As noted in footnote (a) to the Fiscal Year 2007 Nonqualified Deferred Compensation Table on page 52, Dan Little deferred $4,783 of his base salary earned during fiscal year 2007 into the Executive Deferred Compensation Plan. Each of the Named Executive Officers also contributed a portion of their base salary to the 401(k) component of the 401(k) Plan & Profit Sharing during the fiscal year.

(b)	Bonus: The amounts to be reported in this column reflect discretionary or guaranteed payments. No amounts are reported because all bonuses awarded under the Executive Management Group Bonus Plan, as described in the Compensation Discussion and Analysis beginning on page 29, are performance based and are therefore reported in column (e), “Non-Equity Incentive Plan Compensation.”

(c)	Stock Awards: The amounts reported reflect the compensation cost, without reduction for any risk of forfeiture, recognized by the Company for financial statement reporting purposes related to performance share units for the fiscal year ended February 2, 2008. Performance share units can be paid out in either stock or cash, therefore, they are classified as liability awards. Outstanding performance share units are remeasured each fiscal quarter-end, and the appropriate compensation expense adjustment is taken. Because the Company’s stock price on the last day of fiscal year 2007 was lower than the stock price on the first day of fiscal year 2007, amounts that were previously reported as compensation expense have been reversed in accordance with standard accounting treatment. The amounts reported include the reversal of compensation as follows: $157,036 for Blake Nordstrom, $91,971 for Mike Koppel, $100,957 for Pete Nordstrom, $100,957 for Erik Nordstrom and $80,751 for Dan Little. These amounts were previously reported as compensation paid by the Company in fiscal year 2006, reflected in the Summary Compensation Table included in the Company’s proxy statement dated April 12, 2007.

The amounts reported do not reflect compensation actually received (or in the case of negative amounts, owed) by the Named Executive Officers. The amounts are in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”) and include amounts for performance share units granted in fiscal year 2007 and in the prior two years. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the fiscal year ended February 2, 2008, included in the Company’s Form 10-K filed with the SEC on March 21, 2008. See column (c) of the Grants of Plan-Based Awards in Fiscal Year 2007 table on page 44 for the number of performance share units granted in fiscal year 2007. See the Option Exercises and Stock Vested in Fiscal Year 2007 table on page 49 for the number and value of the 2005 performance share units that vested for the three-year performance cycle ending February 2, 2008.

(d)	Option Awards: The amounts reported reflect the compensation cost, without reduction for any risk of forfeiture, recognized by the Company for financial statement reporting purposes related to stock options for the fiscal year ended February 2, 2008. They do not reflect compensation actually received by the Named Executive Officers. The amounts are in accordance with SFAS 123(R) and include amounts from stock options granted in fiscal year 2007 and in the four prior years. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the fiscal year ended February 2, 2008, included in the Company’s Form 10-K filed with the SEC on March 21, 2008. See column (e) of the Grants of Plan-Based Awards in Fiscal Year 2007 table on page 44 for the number of stock options granted in fiscal year 2007.

(e)	Non-Equity Incentive Plan Compensation: The amounts reported reflect the annual performance-based bonus awards under the Executive Management Group Bonus Plan, which is addressed beginning on page 29 in the Compensation Discussion and Analysis. The amounts of the cash awards were approved by the Compensation Committee at its February 19, 2008 meeting and were paid out in March 2008. None of the Named Executive Officers elected to defer their cash awards into the Executive Deferred Compensation Plan.

(f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings: The amounts reported reflect the actuarial increase in the present value of Supplemental Executive Retirement Plan benefits during the fiscal year using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Assumptions used in the calculation of these amounts are included in Note 11 to the Company’s audited financial statements for the fiscal year ended February 2, 2008, included in the Company’s Form 10-K filed with the SEC on March 21, 2008. See the Pension Benefits section beginning on page 49 for more information about the Supplemental Executive Retirement Plan.

Only two of the Named Executive Officers, Mike Koppel and Dan Little, participated in the Executive Deferred Compensation Plan in fiscal year 2007, as described beginning on page 51. Neither received any above market-rate or preferential earnings on deferred compensation, as these types of earnings are not offered by the Company.

(g)	All Other Compensation: See the All Other Compensation in Fiscal Year 2007 table in the following section for additional information on other compensation elements.

All Other Compensation in Fiscal Year 2007

The following table describes each component of column (g), “All Other Compensation” in the Summary Compensation Table.

		Leadership Benefits				Broad- Based Benefit	Retirement Benefits		Other
Name	Fiscal Year	Financial Planning Reimburse- ment ($) (a)	Parking ($) (b)	Premium on Additional Medical Insurance ($) (c)	Premium on Life Insurance ($) (d)	Merchandise Discount ($) (e)	401(k) Plan Company Match ($) (f)	Profit Sharing ($) (g)	Personal Use of Company Aircraft ($) (h)	Total ($)

Blake W. Nordstrom	2007	—	—	4,782	504	35,802	9,000	—	—	50,088

Michael G. Koppel	2007	1,850	2,585	4,782	341	12,016	9,000	3,644	—	34,218

Peter E. Nordstrom	2007	—	—	4,782	449	46,873	9,000	—	2,337	63,441

Erik B. Nordstrom	2007	—	—	4,782	449	32,972	9,000	—	3,575	50,778

Daniel F. Little	2007	4,000	2,585	4,782	299	7,089	9,000	3,644	—	31,399

(a)	Financial Planning Reimbursement: The Company provides reimbursement to about 375 leaders for tax preparation, financial and estate planning expenses up to an annual limit of $2,000 or $4,000, depending on leadership level. The annual limit for the Named Executive Officers is $4,000 per year. Blake Nordstrom, Pete Nordstrom and Erik Nordstrom have elected to forego reimbursement for financial planning expenses.

(b)	Parking: The Company pays up to a certain amount per month toward parking expenses for about 100 leaders, including the Named Executive Officers. This monthly amount was $215 in calendar year 2007 and is $220 in calendar year 2008, for a fiscal year 2007 total of $2,585. Blake Nordstrom, Pete Nordstrom and Erik Nordstrom have elected to forego Company contribution to parking expenses.

(c)	Premium on Additional Medical Insurance: The Company provides additional medical insurance coverage that pays 100% of qualifying out-of-pocket medical, dental and vision expenses that are not reimbursed by other Company-sponsored insurance, for about 100 leaders, including the Named Executive Officers, and their dependents. Eligible leaders are reimbursed up to a calendar year maximum of $10,000 per covered family. The amounts reported are the annual Company-paid premiums for this additional coverage.

(d)	Premium on Life Insurance: The Company provides life insurance to all 1,900 leadership-level employees, including the Named Executive Officers, in an amount equal to approximately 1.25 times their base salary. The amounts reported are the premiums for the Company-provided life insurance.

(e)	Merchandise Discount: The Company provides a merchandise discount to all employees and eligible retirees. This includes a 20% discount for eligible non-management employees, and a 33% discount for all eligible management and high-performing non-management employees. The discount also varies by source and type of merchandise. Discounts are generally as follows:

Employee Group	Nordstrom Rack Stores and Restaurants	Nordstrom Full-Line Stores and Direct	Nordstrom Product Group Merchandise at Three Specified Times During the Year
Non-management	20%	20%	40%
Management	20%	33%	40%

The amount in the All Other Compensation in Fiscal Year 2007 Table reports the total discount the Named Executive Officers received on their purchases during the fiscal year ended February 2, 2008. The incremental discount (i.e., the difference between the 33% discount that management employees receive and the 20% discount that non-management employees receive) for the Named Executive Officers was as follows:

Name	Incremental Merchandise Discount ($)
Blake W. Nordstrom	14,919
Michael G. Koppel	4,727
Peter E. Nordstrom	19,849
Erik B. Nordstrom	13,525
Daniel F. Little	2,478

(f)	401(k) Plan Company Match: The Company offers a match on employee 401(k) contributions under the 401(k) Plan & Profit Sharing to all eligible employees, including the Named Executive Officers. Enrolled employees may defer up to 50% (15% for highly-compensated employees, including the Named Executive Officers, as defined in Section 414(q)(1) of the Internal Revenue Code) of their eligible pay (i.e., base salary, performance-based bonus, etc.) into the 401(k) component of the Plan. The Company matches 100% of the employee’s contributions up to 4% of eligible pay, and up to the annual calendar year compensation limit of $225,000 in 2007, which is set by the Internal Revenue Service (“IRS”). The maximum Company contribution for each of the Named Executive Officers was $9,000 (4% multiplied by $225,000), as reported in the All Other Compensation in Fiscal Year 2007 Table. Employees direct contributions under the Plan to any of 12 investment alternatives, including Common Stock.

(g)	Profit Sharing: The Company has discretion to make an annual contribution to the Profit Sharing component of the 401(k) Plan & Profit Sharing based on a formula that reflects overall Company performance. The amount allocated to the accounts of individual employees is based on their years of service and annual eligible pay (i.e., base salary, performance-based bonus, etc.) in the preceding year, up to the annual calendar year compensation limit of $225,000 in 2007, as stated under Section 401(a)(17) of the Internal Revenue Code. Based on their years of service, the Named Executive Officers were eligible to receive up to 3% of their annual pay in Profit Sharing contributions. As a result of the Company’s performance in fiscal year 2007, the contribution for all eligible employees, including the Named Executive Officers, was not as significant as it had been in previous years. Blake Nordstrom, Pete Nordstrom and Erik Nordstrom have elected to forego Company contributions to Profit Sharing.

(h)	Personal Use of Company Aircraft: The Company owns an aircraft which it uses for business purposes. On rare occasions, an executive’s guest or family member may accompany the executive on a business trip on the Company’s aircraft as an additional passenger. When the aircraft is already flying to a destination for business purposes, only the direct variable costs associated with the additional passengers are included in determining the aggregate incremental cost to the Company. The direct variable costs associated with the additional passengers on Named Executive Officer’s business trips during fiscal year 2007 are shown in the table below. The costs include meals for the additional passengers and the disallowed tax deductions for the nondeductible portion of the aircraft operating costs associated with such use.

Name	Total Cost of Meals for Guests or Family Members ($)	Lost Company Tax Deduction ($)	Total ($)
Peter E. Nordstrom	70	2,267	2,337
Erik B. Nordstrom	70	3,505	3,575

When the guest or family member’s travel does not meet the IRS standard for business travel, the cost of the travel is imputed as income to the executive. The Company does not reimburse the executive for taxes incurred as a result of the imputed income.

The Named Executive Officers did not receive any gross-ups or other reimbursement of taxes owed with respect to any form of compensation in fiscal year 2007.

Grants of Plan-Based Awards in Fiscal Year 2007	The following table discloses the potential range of payouts for:

•

non-equity incentive plan awards granted in fiscal year 2007 (performance-based bonuses granted under the Executive Management Group Bonus Plan as described in the Compensation Discussion and Analysis beginning on page 29); and

•

equity incentive plan awards granted in fiscal year 2007 (performance share units awarded under the 2004 Equity Incentive Plan as described in the Compensation Discussion and Analysis beginning on page 33).

The table also discloses:

•	the number, price and grant date fair value of stock options granted under the 2004 Equity Incentive Plan in fiscal year 2007; and

•	the grant date fair value of performance share units granted under the 2004 Equity Incentive Plan in fiscal year 2007.

Name and Award	Grant Date (a)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Future Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock or Units (#) (d)	All Other Option Awards: Number of Securities Underlying Options (#) (e)	Exercise or Base Price of Option Awards ($/Sh) (f)	Grant Date Fair Value of Stock and Option Awards ($) (g)
			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Blake W. Nordstrom
Executive Management Group Bonus			175,000	700,000	1,750,000
Performance Share Unit Award	2/21/2007	2/21/2007				4,911.00	6,548.00	8,185.00				387,445
Stock Option Award	3/1/2007	2/21/2007								40,011	53.63	790,217
Michael G. Koppel
Executive Management Group Bonus			72,000	288,000	720,000
Performance Share Unit Award	2/21/2007	2/21/2007				3,087.00	4,116.00	5,145.00				243,544
Stock Option Award	3/1/2007	2/21/2007								25,150	53.63	496,713
Peter E. Nordstrom
Executive Management Group Bonus			162,500	650,000	1,625,000
Performance Share Unit Award	2/21/2007	2/21/2007				3,437.25	4,583.00	5,728.75				271,176
Stock Option Award	3/1/2007	2/21/2007								28,007	53.63	553,138
Erik B. Nordstrom
Executive Management Group Bonus			162,500	650,000	1,625,000
Performance Share Unit Award	2/21/2007	2/21/2007				3,437.25	4,583.00	5,728.75				271,176
Stock Option Award	3/1/2007	2/21/2007								28,007	53.63	553,138
Daniel F. Little
Executive Management Group Bonus			63,000	252,000	630,000
Performance Share Unit Award	2/21/2007	2/21/2007				2,736.00	3,648.00	4,560.00				215,852
Stock Option Award	3/1/2007	2/21/2007								22,292	53.63	440,267

(a)	Grant Date: The grant date for stock options is the first trading day after the Compensation Committee’s approval of the grant that falls within an open trading window. The grant date for performance share units is the approval date.

(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: These columns report the range of possible cash payouts for fiscal year 2007 performance under the Executive Management Group Bonus Plan as described in the Compensation Discussion and Analysis beginning on page 29. The amounts shown in the “Threshold,” “Target” and “Maximum” columns reflect the payout opportunity associated with established levels of performance, as indicated in the 2007 Bonus Opportunity as a % of Base Salary table on page 30. No payout is made if minimum performance thresholds are not met. Although the table refers to these payouts in future terms, they have already been earned and paid to the Named Executive Officers. The payments are reported in the Summary Compensation Table on page 40, in column (e), “Non-Equity Incentive Plan Compensation.”

(c)	Estimated Future Payouts Under Equity Incentive Plan Awards: These columns report the range of performance share unit payouts targeted for the three-year performance cycle of the 2007 grant, beginning February 4, 2007, and ending January 30, 2010, as described in the Compensation Discussion and Analysis beginning on page 33. Payouts are shown at the 75%, 100% and 125% of target payout levels. The fiscal year 2007 accounting expense related to this grant for the Named Executive Officers is included in the amounts shown in the Summary Compensation Table on page 40, in column (c), “Stock Awards.”

(d)	All Other Stock Awards: Number of Shares of Stock or Units: The Company did not grant any Common Stock to the Named Executive Officers in the fiscal year ended February 2, 2008.

(e)	All Other Option Awards: Number of Securities Underlying Options: This column reports the number of stock options granted in fiscal year 2007 to the Named Executive Officers. These stock options vest and become exercisable in four equal annual installments beginning one year from the date of the grant. For more information about equity grant practices, see page 34 of the Compensation Discussion and Analysis.

Under the 2004 Equity Incentive Plan, the Committee may grant different types of equity, including stock options, stock appreciation rights, unrestricted shares, restricted shares, and performance share units. In fiscal year 2007, only stock options and performance share units were granted to the Named Executive Officers.

(f)	Exercise or Base Price of Option Awards: The exercise price of the stock options granted in fiscal year 2007 is the fair market value at the closing price of Common Stock on March 1, 2007, the grant date.

(g)	Grant Date Fair Value of Stock and Option Awards: The grant date fair value of the performance share units is calculated according to SFAS 123(R). The value is calculated by multiplying the number of performance share units awarded at 100% of target by the closing stock price on the date of the grant, which was $59.17.

The grant date fair value of the stock options is calculated according to SFAS 123(R). The full grant date fair value is the amount the Company would expense in its financial statements over the award’s vesting schedule. The actual value realized by the Named Executive Officers will depend on the market value of Common Stock at a future date when the stock options are exercised.

For more information about equity grant practices, see page 34 of the Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year End 2007	The following table provides information on the current holdings of stock options and stock awards by the Named Executive Officers as of the fiscal year ended February 2, 2008. The table includes unexercised and unvested stock options, and performance share units with performance criteria that have not yet been met. The vesting schedules for outstanding stock options and performance share units are shown following this table.

	Option Awards							Stock Awards
Name		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (a)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (d)
	Grant Date	Exercisable	Unexercisable
Blake W. Nordstrom	2/25/1999	68,246	—		19.781		2/25/2009
	2/22/2000	39,530	—		10.625		2/22/2010
	2/27/2001	163,158	—		9.500		2/27/2011
	2/25/2002	106,466	—		12.680		2/25/2012
	3/5/2003	87,500	—		8.850	(e)	3/5/2013
	2/25/2004	60,392	20,130		19.560		2/25/2014
	2/23/2005	33,752	33,750		26.010		2/23/2015
	2/22/2006	12,262	36,786		40.270		2/22/2016
	3/1/2007	—	40,011		53.630		3/1/2017
										11,451.00	455,063
Michael G. Koppel	8/12/1999	16,604	—		14.907		8/12/2009
	6/4/2001	16,358	—		8.970		6/4/2011
	8/20/2001	20,000	—		10.500		8/20/2011
	2/25/2002	57,670	—		12.680		2/25/2012
	2/18/2003	87,214	—		8.850		2/18/2013
	2/25/2004	33,216	11,070		19.560		2/25/2014
	2/23/2005	18,564	18,562		26.010		2/23/2015
	2/22/2006	7,182	21,546		40.270		2/22/2016
	3/1/2007	—	25,150		53.630		3/1/2017
										6,917.25	274,891
Peter E. Nordstrom	2/25/1999	36,000	—		19.781		2/25/2009
	2/27/2001	20,722	—		9.500		2/27/2011
	2/25/2002	52,106	—		12.680		2/25/2012
	2/18/2003	70,082	—		8.850		2/18/2013
	2/25/2004	34,510	11,502		19.560		2/25/2014
	2/23/2005	20,492	20,492		26.010		2/23/2015
	2/22/2006	7,883	23,648		40.270		2/22/2016
	3/1/2007	—	28,007		53.630		3/1/2017
										7,641.75	303,683
Erik B. Nordstrom	2/22/2000	29,648	—		10.625		2/22/2010
	2/27/2001	41,684	—		9.500		2/27/2011
	2/25/2002	31,230	—		12.680		2/25/2012
	2/18/2003	93,444	—		8.850		2/18/2013
	2/25/2004	34,510	11,502		19.560		2/25/2014
	2/23/2005	20,492	20,492		26.010		2/23/2015
	2/22/2006	7,883	23,648		40.270		2/22/2016
	3/1/2007	—	28,007		53.630		3/1/2017
										7,641.75	303,683

	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (d)
Name	Grant Date	Exercisable	Unexercisable
Daniel F. Little	2/18/2003	21,692	—		8.850	2/18/2013
	2/25/2004	28,038	9,346		19.560	2/25/2014
	2/23/2005	16,876	16,874		26.010	2/23/2015
	2/22/2006	6,307	18,918		40.270	2/22/2016
	3/1/2007	—	22,292		53.630	3/1/2017
									6,099.00	242,374

(a)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options: In the past, the Company awarded performance-based stock options that had an eight-year cliff vest, with the opportunity for accelerated vesting based on stock price. Mike Koppel received a grant of these performance-based options on August 12, 1999. Since the performance-based criteria for the grant was not met, the options continued to vest under the time-based criteria and are shown in the “Exercisable” options column. Therefore, there is nothing to report in this column.

(b)	Number of Shares or Units of Stock That Have Not Vested: None of the Named Executive Officers have outstanding restricted stock awards, therefore nothing is reported in this column or the next column, “Market Value of Shares or Units of Stock That Have Not Vested.”

(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested: The numbers reported in this column are the outstanding performance share units granted in fiscal year 2006 and fiscal year 2007. Both of these grants have remaining years in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2007, no performance share units would have been earned because the Company’s Total Shareholder Return for these performance cycles was negative. Therefore, as required to be disclosed, the number of estimated shares and payout values reported is based on achieving the threshold level of performance, which pays out at 75% of target. See the Outstanding Equity Awards: Performance Share Unit Vesting Schedule table on page 48 for detailed information about these awards.

(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested: The amounts reported in this column relate to the outstanding performance share units granted in fiscal year 2006 and fiscal year 2007. The value of estimated payouts has been calculated using the closing price of Common Stock on February 2, 2008 of $39.74, and a payout at 75% of target. See the Outstanding Equity Awards: Performance Share Unit Vesting Schedule table on page 48 for detailed information about these awards.

(e)	2003 Annual Grant for Blake Nordstrom: The Company’s normal practice is for all annual grants to be approved by the Compensation Committee at regularly scheduled Committee meetings. However, the 2003 annual grant for Blake Nordstrom was approved after the regularly scheduled Committee meeting, as the Compensation Committee required additional time to finalize his 2003 compensation package. So that Blake Nordstrom would not receive any advantage with respect to exercise price, his grant was approved with an exercise price equal to the greater of the closing price of Common Stock on the approval date of March 5, 2003, or on February 18, 2003, the date of the annual grant for all other eligible employees. The closing price was higher on February 18, 2003, so the exercise price of Blake Nordstrom’s 2003 annual grant was the same as for all other eligible employees.

Outstanding Equity Awards: Stock Option Vesting Schedule

The following table shows the grant date, vesting schedule, and expiration date for all unvested stock options as of the fiscal year ended February 2, 2008. All stock option grants have a 10-year term and a four-year vesting schedule of 25% per year.

Grant Date	Vesting Schedule	Expiration Date

2/25/04	25% per year with a remaining vesting date of 2/25/08	2/25/14

2/23/05	25% per year with remaining vesting dates of 2/23/08 and 2/23/09	2/23/15

2/22/06	25% per year with remaining vesting dates of 2/22/08, 2/22/09 and 2/22/10	2/22/16

3/1/07	25% per year with vesting dates of 3/1/08, 3/1/09, 3/1/10 and 3/1/11	3/1/17

Outstanding Equity Awards: Performance Share Unit Vesting Schedule

The following table shows the detail for the outstanding performance share units that were granted in fiscal years 2006 and 2007 under the 2004 Equity Incentive Plan. These 2006 and 2007 performance share units have one and two years remaining in their three-year performance cycles, respectively. More information about performance share units and equity grant practices is provided in the Compensation Discussion and Analysis beginning on page 33.

	Performance Cycle (a)	Estimated Shares (at 75% of Target) (#) (b)	Value of Estimated Payout ($) (c)
Name
Blake W. Nordstrom	1/29/06 – 1/31/09 2/4/07 – 1/30/10	6,540.00 4,911.00	259,900 195,163
Michael G. Koppel	1/29/06 – 1/31/09 2/4/07 – 1/30/10	3,830.25 3,087.00	152,214 122,677
Peter E. Nordstrom	1/29/06 – 1/31/09 2/4/07 – 1/30/10	4,204.50 3,437.25	167,087 136,596
Erik B. Nordstrom	1/29/06 – 1/31/09 2/4/07 – 1/30/10	4,204.50 3,437.25	167,087 136,596
Daniel F. Little	1/29/06 – 1/31/09 2/4/07 – 1/30/10	3,363.00 2,736.00	133,645 108,729

(a)	Performance Cycle: The performance share units are earned on the last day of the performance cycle if performance criteria have been met, and vest as of the end of the performance cycle at the applicable percentage, upon certification of the results by the Compensation Committee.

(b)	Estimated Shares: The number of estimated shares has been calculated using 75% of the number of performance share units granted. Because the Company’s Total Shareholder Return for each of the two outstanding performance cycles was negative as of the end of fiscal year 2007, no units would have been earned. The estimated shares required to be disclosed in this column and in column (c) of the Outstanding Equity Awards at Fiscal Year End 2007 table are based on threshold performance, which pays out at 75% of target.

(c)	Value of Estimated Payout: The value of estimated payouts has been calculated using the closing price of Common Stock on February 2, 2008 of $39.74, and a payout at 75% of target. The payout estimate does not include estimated dividend amounts as the Company only pays dividends on Common Stock.

Option Exercises and Stock Vested in Fiscal Year 2007	The following table provides information for the Named Executive Officers on:

•	the number of shares of Common Stock acquired and value received from stock option exercises in fiscal year 2007; and

•	the number of shares of Common Stock acquired and value received from performance share units that vested in fiscal year 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Blake W. Nordstrom	191,188	6,349,008	16,875.00	670,613
Michael G. Koppel	—	—	9,282.50	368,887
Peter E. Nordstrom	74,482	2,790,017	10,245.00	407,136
Erik B. Nordstrom	133,104	4,881,886	10,245.00	407,136
Daniel F. Little	—	—	8,437.50	335,306

(a)	Value Realized on Exercise: The amount realized equals the difference between the fair market value of Common Stock on the date of exercise and the grant price, multiplied by the number of shares acquired on exercise.

(b)	Number of Shares Acquired on Vesting: The shares represent vested performance share units granted in 2005 for the three-year performance cycle ended February 2, 2008. According to the criteria specified in the 2005 Performance Share Unit Award Agreement, additional units were earned over and above what was granted (i.e., 125% of the units initially granted) due to the Company’s performance relative to the other companies in the peer group. For more information about performance share units, see the discussion beginning on page 33 of the Compensation Discussion and Analysis.

(c)	Value Realized on Vesting: The amount realized equals the number of shares of Common Stock acquired at vesting, multiplied by the closing stock price of $39.74 on February 2, 2008, the last day of the three-year performance cycle. Vested performance share units are paid in shares of Common Stock or cash at the election of the executives. Prior to vesting, in accordance with the requirements of Internal Revenue Code Section 409A, executives may also elect to defer their vested performance share units into the Executive Deferred Compensation Plan. None of the Named Executive Officers elected to defer their 2005 performance share units.

Pension Benefits	The Supplemental Executive Retirement Plan (“SERP”) is designed to encourage designated executives to stay with Nordstrom throughout their careers and to reward their significant and sustained contribution to the Company’s success by adding to their financial security upon retirement.

As of the end of fiscal year 2007, 38 executives, including the Named Executive Officers, were eligible for the SERP benefit. The Plan has different benefit levels, depending on the executive’s role in the organization. The following is a summary of the benefits available to the Named Executive Officers under the SERP.

Executives are eligible for a full SERP benefit at normal retirement age of 58. The normal retirement benefit is equal to 1.6% multiplied by “final average pay” and the executive’s years of credited service. Executives may retire early, between the ages of 53 and 57 with at least 10 years of service and approval by the Board of Directors, and receive a significantly reduced benefit. The early retirement benefit is reduced 10% for each year that the retirement age is less than 58.

“Final average pay” is the average base salary and annual performance-based cash bonus of the highest 36 months over the longer of:

•	the most recent five years of service; or

•	the entire period of service after the executive’s 53rd birthday.

The SERP allows the Compensation Committee to grant additional years of service to executives hired mid-career so that they may earn the full 25 years of service by the time they reach the normal retirement age of 58. The more years of service the individuals earn on their own, the greater the percentage of additional years that may be granted. Mike Koppel and Dan Little are eligible for this grant of additional years of service and will have earned the equivalent of 25 years of service at their normal retirement age of 58, if they stay with the Company until that time.

There is no offset or reduction in the SERP benefit of the Named Executive Officers for Social Security or other Company retirement benefits such as the 401(k) Plan & Profit Sharing.

The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% annuity paid to the surviving spouse or life partner upon the executive’s death. Should the executive die before retiring and:

•

before the minimum retirement age of 53, the survivor benefit would be based on the earliest possible retirement date taking into account required and actual years of service and final average pay through the date of death; or

•

after the minimum retirement age of 53, the survivor benefit would be based on a retirement date the day before death taking into account required and actual years of service and final average pay through the date of death.

Information about payment of the SERP benefit related to change in control is provided in footnote (e) on page 57.

The SERP is a non-qualified benefit plan, so the Company has discretion as to when it funds this obligation. See Note 11 in the Company’s Form 10-K filed with the SEC on March 21, 2008 for a discussion of the benefit obligation and funded status.

Fiscal Year 2007 Pension Benefits Table	The following table shows the present value of accumulated SERP benefits payable to each of the Named Executive Officers, based on the number of years of service credited to each Named Executive Officer, and actuarial assumptions consistent with those used in the Company’s financial statements. This table includes amounts that the Named Executive Officers are not currently entitled to receive because such amounts are not vested and the executives are not of retirement age. See Note 11 in the Company’s Form 10-K filed with the SEC on March 21, 2008 for a discussion of the benefit obligation, funded status and assumptions used.

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Blake W. Nordstrom	Supplemental Executive Retirement Plan	25 years	5,781,751	—
Michael G. Koppel	Supplemental Executive Retirement Plan	11 years	1,540,805	—
Peter E. Nordstrom	Supplemental Executive Retirement Plan	23 years	3,540,871	—
Erik B. Nordstrom	Supplemental Executive Retirement Plan	23 years	3,130,654	—
Daniel F. Little	Supplemental Executive Retirement Plan	8 years	678,345	—

(a)

Number of Years Credited Service: The Committee has approved additional years of service for Mike Koppel and Dan Little for purposes of determining their SERP benefits. Three of Mike Koppel’s 11 years and

2 of Dan Little’s 8 years are additional years of service. Also, although Blake Nordstrom has 26 years of service, the maximum number of years credited in determining the retirement benefit is 25 years.

Nonqualified Deferred Compensation	The Company offers the Executive Deferred Compensation Plan to designated leadership-level employees, including the Named Executive Officers, with a minimum base salary of $85,000. Under this Plan, a participant may defer up to

100% of base salary in excess of $50,000, up to 100% of an annual performance-based bonus and up to 100% of any vested performance share units (less applicable taxes).

All deferral elections generally are irrevocable. If a participant’s Executive Deferred Compensation Plan deferrals cause a reduction in the Company’s 401(k) match or Profit Sharing contribution, the Company deposits a make-up contribution into the participant’s Executive Deferred Compensation Plan account. No other Company contributions or matches are made. None of the Named Executive Officers received a make-up contribution in the fiscal year ended February 2, 2008 because the Company’s contribution to their 401(k) Plan & Profit Sharing was not reduced due to their deferrals into the Executive Deferred Compensation Plan.

Plan participants may direct their Executive Deferred Compensation Plan contributions to any of 15 deemed investment alternatives and may change their investment allocations daily. With the exception of deferred performance share units, the investment alternatives do not include Common Stock. Interest is earned daily on deferred balances based on the returns of the deemed investments chosen by the participant. The following table shows the investment choices available under the Plan and annual rates of return for the Plan year ended December 31, 2007, as reported by the third-party administrator of the Plan.

Investment Choices and Returns Under the Executive Deferred Compensation Plan

Asset Class	Fund Name	One Year Annualized Average Return for the Plan Year Ended December 31, 2007 (%)
Core Bonds	• PIMCO VIT Total Return – Administrative Shares	8.76
International Developed Markets	• Fidelity VIP Overseas – Initial Class • T. Rowe Price International Stock	17.31 13.03
Large Cap Blend	• Davis Value • Fidelity VIP Index 500 – Initial Class	4.64 5.44
Large Cap Growth	• Janus Aspen Series Forty – Institutional Shares	36.99
Mid Cap Blend	• MainStay VP Mid Cap Core – Initial Class	5.03
Mid Cap Growth	• Janus Aspen Series Mid Cap Growth – Institutional Shares	22.04
Money Market	• MainStay VP Cash Management – Initial Class	4.84
Multi-Asset Domestic	• Janus Aspen Series Balanced – Institutional Shares	10.54
Sector	• MFS VIT Utilities Series – Initial Class • Dreyfus IP Technology Growth – Initial Shares	27.90 14.72
Small Cap Blend	• Royce Small Cap – Investment Class	-2.14
Small Cap Growth	• LVIP Baron Growth Opportunities – Service Class	3.41
Specialty Bonds	• MainStay VP High Yield Corporate Bond – Initial Class	2.31

Participants in the Executive Deferred Compensation Plan can elect to receive distributions as scheduled in-service distributions or as annual installments or lump sum distributions at retirement. Elections must be made according to the timing rules under Section 409A of the Internal Revenue Code. If participants separate from the Company prior to retirement, their account balances are paid out in a lump sum. In certain types of unforeseeable financial emergencies, such as illness or casualty losses, hardship distributions may be allowed after review by the Plan’s Administrative Committee. There have been no requests for hardship distributions since the Plan has been in place.

If a participant dies while employed by the Company, the beneficiary receives:

•	the undistributed account balance paid in a lump sum; and

•	two times any elective deferrals made by the participant through December 31, 2007, paid in a lump sum.

The death benefit of two times deferrals was a Plan provision that was originally added to supplement an executive’s life insurance benefit. All eligible employees, including those eligible for the Executive Deferred Compensation Plan, have the opportunity to purchase additional life insurance during open enrollment for benefits. As a result, in November 2006, the Board of Directors approved a change to discontinue the death benefit of two times deferrals for any deferrals made after December 31, 2007.

The Executive Deferred Compensation Plan represents an unfunded and unsecured obligation of the Company. Deferred compensation benefits do not receive preferential treatment and are subject to the same risks as any of the Company’s other general obligations.

Fiscal Year 2007 Nonqualified Deferred Compensation Table	The following table discloses information on the nonqualified deferred compensation for the Named Executive Officers for the fiscal year ended February 2, 2008.

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($) (b)	Aggregate Earnings in Last Fiscal Year ($) (c)	Aggregate Withdrawals / Distributions ($) (d)	Aggregate Balance at Last Fiscal Year-End ($) (e)
Blake W. Nordstrom	—	—	—	—	—
Michael G. Koppel	—	—	(353,165)	—	1,892,001
Peter E. Nordstrom	—	—	—	—	—
Erik B. Nordstrom	—	—	—	—	—
Daniel F. Little	426,499	—	(342,181)	—	1,135,063

(a)	Executive Contributions in Last Fiscal Year: The amount in this column for Dan Little includes deferrals into the Executive Deferred Compensation Plan of 70% of his 2004 performance share units earned in fiscal year 2006 and paid in 2007. The value of these performance share units as of the date they were credited to his account in 2007 was $421,716. The amount also includes $4,783 of his fiscal year 2007 base salary that was deferred and is included in column (a), “Salary”, of the Summary Compensation Table on page 40.

(b)	Registrant Contributions in Last Fiscal Year: The Company did not make any contributions to the Named Executive Officers’ accounts during the fiscal year ended February 2, 2008.

(c)	Aggregate Earnings in Last Fiscal Year: The amounts in this column include the total interest or other earnings accrued on the entire account balance, including deferred performance share units, during the fiscal year ended February 2, 2008.

(d)	Aggregate Withdrawals/Distributions: Neither Mike Koppel nor Dan Little received any distributions from their accounts during the fiscal year ended February 2, 2008.

(e)	Aggregate Balance at Last Fiscal Year-End: The amounts in this column are the total balances, including earnings, as of February 2, 2008. The balance for Dan Little includes 2007 deferrals as described in footnote (a) above, and $5,000 that was deferred in fiscal year 2006 and reported in the Summary Compensation Table included in the Company’s proxy statement dated April 12, 2007.

Potential Payments Upon Termination or Change In Control	The information on the following pages describes and quantifies certain compensation that would become payable under existing plans if the Named Executive Officers’ employment had terminated on February 2, 2008, the last day of the fiscal year. The amounts are based on each executive’s compensation and years of service as of that date, and if applicable, based on the Company’s closing stock price on that date of $39.74. The estimates are based on all relevant plans effective at the end of the fiscal year and information available at that time. Actual values would reflect specific circumstances at the time of any termination, plans and provisions effective if and when a termination event occurs, and any other applicable factors.

Employment Agreements

The Company does not have individual employment agreements with any of the Named Executive Officers. Except as described on the following pages, there are no agreements, arrangements or plans that entitle the Named Executive Officers to enhanced benefits upon termination of their employment.

Termination Scenarios

The table on the following page shows various termination scenarios that would trigger payments under the Company’s plans. Terminations at the end of the fiscal year as a result of the following scenarios would not have resulted in any payments and are therefore not included in the table.

Voluntary and Involuntary for Cause Terminations

Employees, including the Named Executive Officers, are not entitled to receive any additional or accelerated payments or benefits as the result of either a voluntary or involuntary for cause termination.

Retirement

None of the Named Executive Officers are of retirement or early retirement age, and therefore are not eligible for any retirement benefits or retiree health care coverage.

Potential Payments Upon Termination or Change in Control at Fiscal Year End 2007

Name and Scenario	Separation Benefit ($) (a)	Executive Manage- ment Group Bonus ($) (b)	Continued Vesting of Equity Awards ($) (c)	Executive Deferred Compen- sation Plan Survivor Benefit ($) (d)	Vested SERP Benefit ($) (e)	Life Insurance Proceeds ($) (f)	Total ($)
Blake W. Nordstrom
Involuntary Not for Cause Termination	—	—	—	—	—	—	—
Death	—	—	869,611	—	2,035,638	875,000	3,780,249
Disability	—	—	869,611	—	—	—	869,611
Change in Control	—	—	406,223	—	—	—	406,223
Michael G. Koppel
Involuntary Not for Cause Termination	336,670	—	—	—	—	—	336,670
Death	—	—	478,249	2,026,920	553,425	600,000	3,658,594
Disability	—	—	478,249	—	—	—	478,249
Change in Control	—	—	223,393	—	—	—	223,393
Peter E. Nordstrom
Involuntary Not for Cause Termination	—	—	—	—	—	—	—
Death	—	—	513,466	—	1,296,288	813,000	2,622,754
Disability	—	—	513,466	—	—	—	513,466
Change in Control	—	—	232,110	—	—	—	232,110
Erik B. Nordstrom
Involuntary Not for Cause Termination	—	—	—	—	—	—	—
Death	—	—	513,466	—	1,077,760	813,000	2,404,226
Disability	—	—	513,466	—	—	—	513,466
Change in Control	—	—	232,110	—	—	—	232,110
Daniel F. Little
Involuntary Not for Cause Termination	191,670	—	—	—	—	—	191,670
Death	—	—	420,282	2,378,047	233,528	525,000	3,556,857
Disability	—	—	420,282	—	—	—	420,282
Change in Control	—	—	188,602	—	—	—	188,602

(a)	Separation Benefit: Under the Leadership Separation Plan, designated leaders, including the Named Executive Officers, are eligible to receive certain benefits. The benefits are based on leadership level and years of service upon involuntary termination of employment by the Company, other than for cause (e.g., acts of dishonesty, negligence, discrimination or harassment, or any violation of law or of the Company’s policies or performance standards) and include:

•	lump sum cash separation payment of one month of pay per year of service up to a maximum of 24 months of annual base salary;

•	lump sum cash payment representing the cost of the Company-paid portion of continued medical benefits for a maximum of 12 months; and

•	up to six months of outplacement services.

The separation benefits for eligible Named Executive Officers are as follows:

	Separation Payment ($)	Company-Paid Portion of Medical Benefits ($)	Value of Outplacement Services ($)	Total Separation Benefit ($)
Name
Michael G. Koppel	320,000	8,670	8,000	336,670
Daniel F. Little	175,000	8,670	8,000	191,670

Blake Nordstrom, Pete Nordstrom and Erik Nordstrom have elected to forego potential separation benefits upon involuntary termination.

Under the Plan, the Company may, in its sole and exclusive discretion, provide the executive with additional separation benefits, in cash or in kind, to assist the executive in the transition from active employee status. However, this has not been the Company’s practice. To receive any benefits under the Leadership Separation Plan, designated leaders, including the Named Executive Officers, must sign a release in which the employee agrees not to disclose to anyone at any time any confidential information acquired during employment with the Company, and not to publish any statement, or instigate, assist or participate in the making or publication of any statement which is disparaging or detrimental in any way to the Company.

(b)	Executive Management Group Bonus: The performance period under the Executive Management Group Bonus Plan is the fiscal year. Therefore, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits under this Plan. However, if an employee retired, died or became disabled during the fiscal year, the Compensation Committee would have the sole discretion for determining whether and when, and in what amounts, an executive would remain eligible for payment of a performance-based bonus award.

(c)	Continued Vesting of Equity Awards: As of the end of the 2007 fiscal year, the Named Executive Officers had outstanding equity awards under the 1997 Stock Option Plan and the 2004 Equity Incentive Plan. Treatment of the awards under various termination scenarios is described below.

Stock Options

Continued Vesting upon Death or Disability

The stock option agreements under the 2004 Equity Incentive Plan and the 2004 stock option agreement under the 1997 Stock Option Plan provide that if a participant’s employment is terminated by reason of death or disability, stock options granted more than six months prior to the termination event will continue to vest and may be exercised during the period ending four years after termination, provided the 10-year life of the grant has not expired. The amounts shown in the table for Death and Disability include the value as of the end of fiscal year 2007 of unvested stock options that would continue to vest and be exercisable after termination.

Acceleration upon Change in Control

With limited exceptions as described below, employees, including the Named Executive Officers, are generally not entitled to any payment or accelerated benefit in connection with a change in control of the Company. The 1997 Stock Option Plan provides that all options shall become immediately exercisable upon a change in control. The amounts shown in the table for Change in Control include the value, as of the end of fiscal year 2007, of unvested stock options from the February 25, 2004 grant to the Named Executive Officers. This is the only grant under the 1997 Stock Option Plan with remaining unvested options, and these options would become immediately exercisable upon a change in control. See the Outstanding Equity Awards at Fiscal Year End 2007 table on page 46.

Although the Named Executive Officers are not entitled to any payment or accelerated benefit with respect to their awards under the 2004 Equity Incentive Plan, the terms of that Plan provide the Compensation Committee with discretion to determine at a later date to accelerate the vesting of stock options awarded under the 2004 Equity Incentive Plan in the event of a change in control of the Company. Generally, a change in control occurs upon:

•	the merger or consolidation of the Company with or into another entity;

•	the sale, transfer or other disposition of all or substantially all the Company’s assets;

•	a change in composition of 50% of more of the Board; or

•

any transaction as a result of which any person is the “beneficial owner” of securities of the Company representing at least 25% of the total voting power of the Company’s outstanding voting securities.

Performance Share Units

Continued Vesting upon Death or Disability

The 2006 and 2007 performance share unit award agreements under the 2004 Equity Incentive Plan provide that if the participant’s employment is terminated before the end of a performance cycle by reason of death or disability, the participant shall be entitled to a prorated payment with respect to any performance share units that were earned during the performance cycle. No amounts are included in the table for unvested performance share units since the Company’s Total Shareholder Return for the two outstanding performance cycles was negative as of the end of fiscal year 2007, and no performance share units would have been earned.

Acceleration upon Change in Control

As with the option awards under the 2004 Equity Incentive Plan described above, the Named Executive Officers are not entitled to any payment or accelerated benefit with respect to their performance share units awarded under the 2004 Equity Incentive Plan. However, the Compensation Committee has discretion to determine at a later date to accelerate the vesting of performance share units in the event of a change in control of the Company. The Compensation Committee may also make this determination in the event the executive is subject to an involuntary termination after a change in control.

If, during the term of any outstanding performance cycles, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then all outstanding portions of the performance share unit awards shall be automatically forfeited.

Treatment Upon Retirement

None of the Named Executive Officers are of normal or early retirement age, so no amounts are shown in the table. However, the agreements for the stock options outstanding under the 1997 Stock Option Plan and the 2004 Equity Incentive Plan provide that stock options granted more than six months prior to retirement shall continue to vest and may be exercisable during the four years after separation, provided the 10-year term of the option has not expired. Additionally, the 2006 and 2007 performance share unit award agreements provide that if an executive retires during a performance cycle, the unit holder shall be entitled to a prorated payment with respect to units earned during the three-year performance cycle.

(d)	Executive Deferred Compensation Plan Survivor Benefit: Under the Executive Deferred Compensation Plan, if a participant dies while employed by the Company, the beneficiary receives the participant’s undistributed account balance plus two times any elective deferrals, excluding any earnings, made by the participant through December 31, 2007. The death benefit of two times deferrals is paid in a lump sum.

The amounts shown are the death benefit equal to two times the participant’s deferrals made through December 31, 2007. The amounts do not include Mike Koppel and Dan Little’s undistributed account balances of $1,892,001 and $1,135,063, respectively. The beneficiary is entitled to receive these account balances in the event of the participant’s death, but the amounts are not shown in this table as they are already shown in the “Aggregate Balance at Last Fiscal Year-End” column of the Fiscal Year 2007 Nonqualified Deferred Compensation Table on page 52.

(e)	Vested SERP Benefit: Under the SERP, the annual Plan benefit is paid upon retirement for the remaining life of the executive with a 50% annuity paid to the surviving spouse or life partner upon the executive’s death as outlined on page 50.

The amounts shown are the present value of the annuity, payable in semi-monthly installments to the spouse or life partner of the executive, assuming the payments would begin on the date on which the executive would have attained minimum retirement age, and would continue for the remaining lifetime of the spouse or life partner. There would be no immediate payment of the benefit at the date of death. The Compensation Committee has discretion to discontinue payment of benefits under the SERP if the executive is later found to have engaged in competitive behavior against the Company.

No benefits are paid upon a change in control, although vesting occurs and accrued benefits are funded through a trust. If an executive was separated from the Company after a change in control, a deferred annuity would be payable upon the executive reaching retirement age. Assuming the earliest retirement age without benefit reduction for age or service, the present value of this benefit at fiscal year end would be as shown in the “Present Value of Accumulated Benefit” column of the Fiscal Year 2007 Pension Benefits Table on page 50.

(f)	Life Insurance Proceeds: The Company provides life insurance for leadership-level employees, including the Named Executive Officers, of approximately 1.25 times annual base salary. The amounts reflected in the table represent the life insurance proceeds that would be payable if the Named Executive Officers had died as of the last day of the fiscal year. The premiums paid for the Company-provided life insurance are included in column (d) in the All Other Compensation in Fiscal Year 2007 table on page 42.

Equity Compensation Plans

The following table provides information as of February 2, 2008 about Common Stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board of Directors under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities to be issued as reflected in column (1)) (3)
Equity compensation plans approved by the Company’s shareholders (a)	10,971,148	(b)	$24	18,008,712
Equity compensation plans not approved by the Company’s shareholders	—		—	—
Total	10,971,148		$24	18,008,712

(a)	These Plans consist of the Company’s 1997 Stock Option Plan, the 2004 Equity Incentive Plan, the Employee Stock Purchase Plan and the 2002 Nonemployee Director Stock Incentive Plan.

(b)	This number includes 113,743 performance share units. Employees do not pay a monetary consideration upon the exercise of these performance share units. The units have been included in the table with a $0 exercise price.

Security Ownership of Certain Beneficial Owners and Management

Stock Ownership and Guidelines	In order to better align their interests with the interests of our shareholders, the Company encourages ownership of Common Stock by its Directors, officers and employees. We do this in a number of ways as described in the Compensation Discussion and Analysis on page 37.

The Company has adopted specific stock ownership guidelines for our executives, described in the Compensation Discussion and Analysis on page 38, as well as our Directors.

The Director Stock Ownership Policy requires each Director, within five years of joining the Board, to own Common Stock having a value of three times the annual Director stock award and cash retainer fee. Under this policy, Directors are currently required to own Common Stock having a value of at least $450,000. All of the Directors either already meet or exceed their ownership requirement or are on track to meet or exceed it by the established date.

Beneficial Ownership Table	The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by holders of more than five percent of the outstanding shares of Common Stock, by our Directors, director nominees, the Named Executive Officers, and by all Directors and executive officers of the Company as a group. Except as otherwise noted, all information is as of March 12, 2008.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Ownership
Bruce A. Nordstrom (a) 1617 Sixth Avenue Seattle, Washington 98101-1707	28,087,159	12.8
Anne E. Gittinger (b) 1617 Sixth Avenue Seattle, Washington 98101-1707	20,980,130	9.56
Janus Capital Management LLC (c) 151 Detroit Street Denver, Colorado 80206-4802	17,315,265	7.89
Blake W. Nordstrom (d)	2,749,719	1.25
Erik B. Nordstrom (e)	2,373,063	1.08
Peter E. Nordstrom (f)	2,341,138	1.07
Michael G. Koppel (g)	349,302	*
Daniel F. Little (h)	141,967	*
Enrique Hernandez, Jr. (i)	70,486	*
Alison A. Winter (j)	37,643	*
Jeanne P. Jackson (k)	16,086	*
Philip G. Satre (l)	13,262	*
Phyllis J. Campbell (m)	9,360	*
Robert G. Miller (n)	6,253	*
Directors and executive officers as a group (28 persons) (o)	9,847,932	4.44

*	Does not exceed 1% of the Company’s outstanding Common Stock.

(a)	Bruce A. Nordstrom’s amount and nature of beneficial ownership includes:
•	10,824,862 shares owned by him directly;

•	3,833 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events;
•	216,776 shares owned by his wife individually;
•	10,490,560 shares held by trusts of which he is a trustee and beneficiary; and
•

6,551,128 shares held by trusts of which he is a co-trustee and for which he has shared voting and dispositive power. Mr. Nordstrom is a contingent remainderman with respect to these trusts, but disclaims any beneficial ownership with respect to the shares of Common Stock held in the trusts.

(b)	Anne E. Gittinger’s amount and nature of beneficial ownership includes:
•	13,853,249 shares owned by her directly;
•	3,177 shares held by her in the Company’s 401(k) Plan & Profit Sharing;
•	1,555,200 shares held by a trust of which she is a trustee and beneficiary;
•	5,501,520 shares held by a trust of which she is the beneficiary but over which she holds no voting or investment power; and
•	66,984 shares held by her husband individually.

(c)	Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2007 the aggregate amount beneficially owned by Janus Capital Management LLC includes:
•	16,104,438 shares for which it has sole voting and dispositive power; and
•	1,210,827 shares for which has shared voting and dispositive power.

(d)	Blake W. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,623,008 shares owned by him directly, of which 225,074 shares are pledged as collateral for a loan;
•	62,327 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	630,576 shares that may be acquired by him through stock options exercisable within 60 days after March 12, 2008;
•	371,214 shares owned by his wife individually;
•	50,620 shares held by trusts of which he is a trustee; and
•	11,974 shares held in a custodial account of which he is the custodian.

(e)	Erik B. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,903,607 shares owned by him directly, of which 400,094 shares are pledged as collateral for a loan;
•	16,430 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	295,524 shares that may be acquired by him through stock options exercisable within 60 days after March 12, 2008;
•	36,234 shares owned by his wife individually;
•	66,690 shares held by trusts of which he is the trustee; and
•	54,578 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(f)	Peter E. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,846,682 shares owned by him directly, of which 573,374 shares are pledged as collateral for a loan;
•	20,019 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	278,428 shares that may be acquired by him through stock options exercisable within 60 days after March 12, 2008;
•	129,146 shares owned by his wife individually;
•	277 shares held by his wife in the Company’s 401(k) Plan & Profit Sharing; and
•	66,586 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(g)	Michael G. Koppel’s amount and nature of beneficial ownership includes:
•	31,419 shares owned by him directly;
•	21,941 stock units held under the Company’s Executive Deferred Compensation Plan;
•	5,313 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and
•	290,629 shares that may be acquired by him through stock options exercisable within 60 days after March 12, 2008.

(h)	Daniel F. Little’s amount and nature of beneficial ownership includes:
•	16,380 shares owned by him directly;
•	22,026 stock units held under the Company’s Executive Deferred Compensation Plan;
•	985 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and
•	102,576 shares that may be acquired by him through stock options exercisable within 60 days after March 12, 2008.

(i)	Enrique Hernandez’ amount and nature of beneficial ownership includes:
•	12,546 shares owned by him directly;
•	32,940 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board of Directors; and
•	25,000 shares that may be acquired by him through a currently exercisable stock option.

Does not include:
•

200,000 stock appreciation units granted to Mr. Hernandez for his services as Lead Director, during the period of 2000 to 2003 under the Directors Deferred Compensation Plan. These stock appreciation units were issued to compensate Mr. Hernandez for his Lead Director role during a period that required his significant involvement in a number of key strategic areas for the Company, and, at his request, served to compensate him only in the event that additional shareholder value was created, as measured by an increase in share price. The stock appreciation units are convertible at any time upon his election or when he ceases to be a member of the Board of Directors into a dollar amount equal to the difference in the value of a share of Common Stock on the date the stock appreciation unit was awarded ($8.03 as to 50,000 stock appreciation units, $10.04 as to 75,000 stock appreciation units, and $9.11 as to another 75,000 stock appreciation units) and the value of a share of Common Stock on the date the stock appreciation unit is converted. These stock appreciation units are not convertible into Common Stock.

(j)	Alison A. Winter’s amount and nature of beneficial ownership includes:
•	19,043 shares owned by her directly;
•	18,000 shares held by a trust of which she and her husband are trustees and beneficiaries;
•	200 shares held by her son in an account over which she shares investment power;
•	200 shares held by her daughter in an account over which she shares investment power; and
•	200 shares held by her husband in a retirement account over which she shares investment power.

(k)	Jeanne P. Jackson’s amount and nature of beneficial ownership includes:
•	11,943 shares owned by her directly; and
•	4,143 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board of Directors.

(l)	Philip G. Satre’s amount and nature of beneficial ownership includes:
•	9,119 shares held by a family trust of which he is a trustee and beneficiary; and
•	4,143 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board of Directors.

(m)	Phyllis A. Campbell’s amount and nature of beneficial ownership includes:
•	2,986 shares owned by her directly; and
•	6,374 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board of Directors.

(n)	Robert G. Miller’s amount and nature of beneficial ownership includes:
•	6,253 shares owned by him directly.

(o)	Collectively, the combined amount and nature of beneficial ownership for the Directors, director nominees and all executive officers include:
•	6,461,110 shares owned directly;
•	824,121 shares owned by spouses and trusts of which the respective Director, director nominee or executive officer is a trustee, or a trustee and beneficiary;

•	47,600 stock units held by participating Directors under the Directors Deferred Compensation Plan;
•	114,190 stock units held by participating executive officers under the Company’s Executive Deferred Compensation Plan;
•	158,842 shares held by participating executive officers and their eligible spouses in the Company’s 401(k) Plan & Profit Sharing; and
•	2,242,069 shares that may be acquired by the Directors and executive officers and their eligible spouses as a group through stock options exercisable within 60 days after March 12, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance	Based upon a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that during the fiscal year ended February 2, 2008 all of our Directors, executive officers and owners of in excess of 10% of the Company’s Common Stock complied with the filing requirements of Section 16(a) of the Exchange Act, except that Bruce A. Nordstrom, a beneficial owner of in excess of 10% of the Company’s Common Stock, filed one report on Form 4 late, representing six transactions occurring since June 2006, all of which were exempt from the provisions of Section 16(b) of the Exchange Act.

Certain Relationships and Related Transactions

Transactions with Management and Others

The following section describes, since the beginning of the fiscal year ended February 2, 2008, transactions in which the Company or any of its subsidiaries was or is to be a participant, in which the amount involved exceeded or exceeds $120,000 and in which a Director, a director nominee, an executive officer or a security holder known to own more than five percent of Common Stock, or their respective immediate family members, had, or will have, a direct or indirect material interest.

During the fiscal year ended February 2, 2008, the Company and JBW Aircraft Leasing Company, Inc. (“JBW”) leased their respective aircraft to each other. The shareholders of JBW are John N. Nordstrom (a retired Director and Co-Chairman of the Company), Bruce A. Nordstrom (a retired Director and Co-Chairman of the Company, father of executive officers Blake W. Nordstrom, Peter E. Nordstrom and Erik B. Nordstrom and a beneficial owner of more than 5% of the Company’s Common Stock) and D. Wayne Gittinger (a retired Director and the spouse of Anne E. Gittinger, a beneficial owner of more than 5% of the Company’s Common Stock). JBW leased its aircraft to the Company under an arrangement where the Company is obligated to provide its own crew, fuel and maintenance (a “Dry Lease”) at a rate of $3,100 per hour. The Company used JBW’s aircraft a total of 266.8 hours and paid JBW $827,080 pursuant to that lease. The Company leased its two aircraft to JBW under Dry Leases at a rate of $3,100 per hour. JBW paid the Company $178,870 for 57.7 hours use during that period. The Dry Lease rates were based on a survey of available lease/charter rates from independent third parties. The Company believes these arrangements were favorable to the Company.

During the fiscal year ended February 2, 2008, the parties listed in the table below paid the Company for maintenance services, pilot services, management fees and hangar rent related to the operation and maintenance of those parties’ personal aircraft. In each case, these payments exceeded the estimated cost to the Company of providing those services and were based on an estimate of their fair value after conducting a survey of similar services and rates available from independent third parties. These rates were last updated in January 2006 based upon an updated survey of rates for maintenance services, pilot services, management fees and hangar rent available from independent third parties. In the Company’s opinion, the charges were fair and beneficial to the Company because the payment allowed the Company to subsidize the cost of employing an additional full-time mechanic and, in the case of JBW, the Company had access to an additional aircraft for business use, when needed. In addition, during the fiscal year ended February 2, 2008, the parties listed in the table below paid the Company for the Company’s costs of fuel, parts and other miscellaneous expenses related to the operation and maintenance of those parties’ personal aircraft.

Party	Amounts Paid to the Company for Maintenance Services, Pilot Services, Management Fees and Hangar Rent ($)	Amounts Paid to the Company for Fuel, Parts and Miscellaneous Costs ($)
JBW	213,430	671,980
Blake W. Nordstrom (President of the Company)	91,345	41,128
JD Plane, LLC, owned by James F. Nordstrom, Jr. (an Executive Vice President of the Company) and J. Daniel Nordstrom (brother of Executive Vice President James F. Nordstrom, Jr.)	54,725	61,164
SDJ, LLC, owned by James F. Nordstrom, Jr. (an Executive Vice President of the Company)	19,020	11,774

On June 6, 2006, the Company entered into a Sublease with Hangar Three LLC (“LLC”), a company owned by Blake W. Nordstrom (President of the Company); James F. Nordstrom, Jr. (an Executive Vice President of the Company); and John N. Nordstrom (a retired Director and Co-Chairman of the Company). Under the Sublease, LLC is subleasing from the Company a portion of a parcel of land leased by the Company from King County, Washington, at the King County International Airport, where LLC constructed a hangar for storage and maintenance of the owners’ personal aircraft. All architectural, project management and construction costs for the hangar, utilities and landscaping improvements were borne by LLC and not by the Company. The hangar improvements made by LLC are required to be surrendered to the Company upon expiration or termination of the Sublease. In exchange for the subleased premises, LLC pays the Company a monthly base rent in the form of reimbursement to the Company of its pro-rata share of ground rent paid by the Company to King County in the amount of $5,231 per month. Rent under the Sublease is required to be adjusted when rent under the primary lease between the Company and King County, Washington, is adjusted to ensure that LLC continues to pay its pro-rata share of the total rent under the primary lease. LLC’s payment of the monthly base rent commenced in August 2007, when the subleased premises were delivered to LLC’s contractor. LLC also pays the Company additional rent in the form of reimbursement to the Company of its pro-rata share of maintenance costs of the common areas, currently $900 per month plus a monthly management fee of $135. Payment of the additional rent and management fee commenced on February 22, 2008, the date the Certificate of Occupancy was issued by King County to LLC. In total, during the fiscal year ended February 2, 2008, LLC paid the Company total rent of $36,621 as well as a one-time security deposit in August 2007 in the amount of $10,463. The primary term of the Sublease ends in July 2020, unless sooner terminated by the parties in accordance with the terms of the Sublease. The Company has the right to terminate the Sublease upon (i) 90 days notice to LLC, and (ii) payment by the Company to LLC of the unamortized portion of the cost of construction of the hangar by LLC.

Sharolyn Mays, the sister-in-law of Laurie M. Black (an Executive Vice President of the Company), was employed by the Company as a Retail Director during the fiscal year ended February 2, 2008 at a base salary and performance-based cash bonus totaling $124,292.

Lisa S. O’Neal, the wife of James R. O’Neal (an Executive Vice President of the Company), was employed by the Company as a National Merchandise Manager during the fiscal year ended February 2, 2008 at a base salary of $194,758.

D. Wayne Gittinger, the husband of Anne E. Gittinger (the beneficial owner of more than 5% of the Company’s Common Stock), is a shareholder at Lane Powell PC. Lane Powell PC served as the Company’s outside counsel during the fiscal year ended February 2, 2008 and was paid an aggregate of $2,939,201 for their services.

Services Provided to Retired Co-Chairmen

The Company furnishes office space and the shared services of an administrative assistant to Bruce A. Nordstrom, John N. Nordstrom and John A. McMillan, all former Directors and Co-Chairmen of the Company.

Policies, Procedures and Practices

We have a number of policies, procedures and practices that relate to the identification, review and approval of related party transactions. Pursuant to the Company’s Employee Code of Business Conduct and Ethics, and the Directors’ Code of Business Conduct and Ethics, all officers and Directors are required to report actual or potential conflicts of interest to the Corporate Governance and Nominating Committee. Under the Charter of the Corporate Governance and Nominating Committee, the Governance Committee has the authority to review and approve or disapprove any transactions involving Board members and the Company’s executive officers that would be required to be disclosed in the Company’s proxy statement under the applicable rules of the SEC. Board members and the Company’s executive officers are required to present to the Corporate Governance and Nominating Committee specific information with respect to any related party transaction expected to be entered into. After reviewing this information, the Committee will approve such transaction only if the transaction is in the best interests (or not inconsistent with the best interests) of the Company and its shareholders. No member of the Corporate Governance and Nominating Committee participates in any approval of a related party transaction in which such member is a related person, other than to provide all material information regarding the transaction to the Committee.

APPENDIX A

NORDSTROM, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

(as amended May 22, 2007)

PURPOSE AND SCOPE

The primary function of the Audit Committee of the Board of Directors (the “Committee”) is to assist the Board in fulfilling its oversight responsibilities by reviewing and appraising:

1.	The accounting, auditing and financial reporting processes of the Company;

2.	The management of business and financial risk and the internal controls environment;

3.	The Company’s compliance with legal and regulatory requirements;

4.	The effectiveness and efficiency of operations;

5.	The integrity of the Company’s financial statements;

6.	Reports resulting from the performance of audits by the independent auditor and the internal auditor;

7.	The qualifications, independence and performance of the Company’s independent auditors; and

8.	The performance of the Company’s internal audit function.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement. The Audit Committee shall annually review the Audit Committee’s own performance.

AUTHORITY

In fulfilling its responsibilities, the Committee shall:

1.	Have authority to conduct or authorize investigations into any relevant matters;

2.	Have authority to access Company records and information;

3.	Have sole authority to engage, evaluate and terminate the Company’s independent auditors (subject to shareholder ratification);

4.	Have direct access to the independent auditor as well as anyone within the Company, and the independent auditor shall report directly to the Committee;

5.	Be directly responsible for the approval of all audit engagement fees and terms and resolution of disagreements between management and the independent auditor regarding financial reporting;

6.	Have sole authority to pre-approve all auditing services, internal control-related services and permitted non-audit services to be performed by the Company’s independent auditors;

7.	Have authority to form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit services, internal control-related services and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

8.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters; and

9.	Have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors or experts at the Company’s expense.

COMMITTEE COMPOSITION, MEETINGS AND ADMINISTRATIVE MATTERS

1.	Member Requirements. Audit Committee members shall meet the requirements of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE) as follows:

•	Number of Directors. The Committee shall consist of at least three independent directors.

•	Independent Directors Only. As defined by the NYSE and the SEC.

•

Finance/Accounting Qualifications. All Committee members shall be financially literate as such qualification is interpreted by the Board in its business judgment, including at least one member with accounting or related financial management expertise.

•

“Audit Committee Financial Expert.” The Board shall take all reasonable steps to assure that the Committee will have at least one member that qualifies as an “audit committee financial expert”, as defined by the SEC, for disclosure in the Company’s annual report on Form 10-K.

•

Simultaneous Service. If a member of the Committee simultaneously serves on the audit committee of more than three public companies, the Board must make a determination that the simultaneous service does not impair the effectiveness of that member.

2.	Committee Appointment. The Committee and its Chairperson shall be appointed annually by the Board based on the recommendation of the Corporate Governance and Nominating Committee and members’ independence shall be confirmed by the Board during the appointment process.

3.	Meeting Frequency. The Committee shall meet at least four times per year, or more often as deemed necessary by the Chairperson.

4.	Meeting Attendees. In addition to the Committee members, the Committee may ask that members of management, Internal Audit, the Company’s independent auditors, or others be present at Committee meetings.

5.	Minutes. Minutes of each meeting shall be prepared by the designee of the Chairperson of the Committee. Draft minutes shall be distributed to Committee members, as soon as practicable after each meeting, for approval at the next meeting of the Committee. The approved minutes shall be provided to the Secretary of the Company for retention with the permanent records of the Company.

6.	Private Communications. At the Committee meetings, there shall be an opportunity for Committee members to have private communication with management, the internal auditors and the independent auditors in separate executive sessions.

7.	Complaint Procedures. The Committee shall maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submissions by Company employees about any questionable accounting or auditing practices.

8.	Reporting to the Board. The Chairperson or his or her designee will report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

9.	Audit Committee Charter Update and Disclosure. The Committee shall, at least annually, review its Charter and, if appropriate, propose revisions to the full Board of Directors for approval.

Proxy Statement Disclosure. The Company shall post an electronic copy of the Charter on the Company’s website and disclose the availability of the Charter and the website in the Company’s proxy statement in accordance with Securities and Exchange Commission regulations.

10.	Annual NYSE Certification Letter. As required by the NYSE, the Committee shall annually submit a certification letter to the NYSE confirming members meet financial qualifications, the Board confirmed members’ independence, and the Committee reevaluated its Charter within the last year.

11.	Independent Auditor Appointment. The independent auditor is ultimately accountable to the Audit Committee. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor, including the approval of any significant non-audit relationship with the independent auditor and resolution of disagreements between management and the independent auditor regarding financial reporting. The appointment by the Audit Committee shall be subject to shareholder ratification.

12.	Independent Auditor Independence. The Committee shall require from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1 and at least annually, obtain and review a report describing their internal quality control procedures, any material issues raised by recent internal quality control, peer or governmental reviews of the firm, any inquiry or investigation by governmental or professional authorities within the last five years respecting independent audits carried out by the firm, and any steps taken to deal with any such issues, and (to assess the auditor’s independence) all relationships between the independent auditor and the Company. The Committee shall discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor and shall take appropriate action to reasonably assure the independence of the auditor.

The Committee shall ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for the concurring review of the audit as required by law. The Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

The Committee shall also recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.

13.	Appointment of Divisional Vice President (DVP) of Internal Audit. The Committee shall review and approve the appointment, replacement or dismissal of the DVP of Internal Audit.

14.	Funding. The Company shall provide appropriate funding, as determined by the Committee, for payment of:

•	Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	Compensation to any advisers employed by the Committee; and

•	Ordinary administrative expenses of the Committee.

CORPORATE ACCOUNTING AND FINANCIAL REPORTING

1.	Accounting Principles and Financial Reporting Policies. The Committee will review with financial management and approve the Company’s significant accounting and reporting policies and any changes thereto. The Committee will periodically discuss with the independent auditor their judgments about the quality of the Company’s accounting principles as applied in its financial reporting, including such matters as the clarity of disclosures, and other significant matters of judgment.

2.	Financial Controls. The Committee will review financial controls with management and assess the internal processes for determining and managing key risk areas to safeguard assets and provide appropriate assurance of accurate financial reporting.

3.

Quarterly Financial Statements and Independent Auditor’s Review. The Committee will review and discuss with financial management and the independent auditors the Company’s quarterly financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of Form 10-Q. The Committee Chairperson will discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standard No. 61, Communications with Audit Committees, (SAS 61), as amended; SEC Regulation S-X Rule 2-07, Communication with Audit

Committees (Rule 2-07); Independence Standards Board Standard No. 1, Independence Discussions with audit Committees (ISB No. 1), the NYSE Corporate Governance Rules, and any other required communications under applicable PCAOB and SEC rules. The Committee will review disclosures made to the Committee by the Company’s President and CFO during their certification process for the Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.	Annual Financial Statements and Independent Auditor’s Audit Results. Prior to filing Form 10-K, the Committee will discuss the annual financial report and audit results with financial management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The Committee will discuss with the independent auditors those matters required to be communicated to audit committees in accordance with SAS 61, Rule 2-07, ISB No. 1, the NYSE Corporate Governance Rules, and any other required communications under applicable PCAOB and SEC rules. The Committee will review disclosures made to the Committee by the Company’s President and CFO during their certification process for the Form 10-K about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Annual Financial Statement Recommendation to the Board. Based on its review, the Committee will recommend to the Board the inclusion of the Company’s audited financial statements in the annual report on Form 10-K.

5.	Earnings Press Releases and Financial Guidance. The Committee will discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Proxy Disclosure—Annual Audit Committee Report to Shareholders. The Committee will annually prepare a report for inclusion in the proxy statement.

RISK ASSESSMENT, INTERNAL CONTROLS AND LEGAL MATTERS

1.	Independent Auditor’s Plan and Fees. The Committee will review with the independent auditors their risk assessment, scope and approach, and related fees, for the annual audit. The Committee will also review the nature of and fees for all other professional services provided to the Company by the independent auditor or its affiliates.

2.	Internal Audit. The Committee will review, with internal audit, the process used to assess risks, and develop appropriate annual plans. The Committee will consider and review any difficulties encountered in the course of internal audit work. The Committee will review any significant changes to the internal audit plan.

3.	Significant Control Weaknesses. The Committee will consider and review with the independent auditors, internal audit and management, any significant control weaknesses, audit problems or difficulties the independent auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. The review shall include management’s timetable and corrective action plans.

4.	Internal Controls Report and Auditor’s Attestation. Prior to filing Form 10-K, the Committee will review with the independent auditors, internal audit and management, the Company’s internal controls report and the independent auditor’s attestation of the report.

5.	Legal Matters. The Committee will review with management and counsel, any legal matters that could have a material impact on the Company’s financial statements and the Company’s compliance with applicable laws and regulations, including reports received from regulators or governmental agencies.

NORDSTROM, INC.

C/O CORPORATE SECRETARY

1700 SEVENTH AVENUE

7TH FLOOR

SEATTLE, WA 98101

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Nordstrom, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nordstrom, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

NRDST1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORDSTROM, INC.

The Board of Directors recommends a vote FOR all nominees

PROPOSAL 1. ELECTION OF DIRECTORS

Nominees:

For

Against

Abstain

1a. Phyllis J. Campbell

1b. Enrique Hernandez, Jr.

1c. Jeanne P. Jackson

1d. Robert G. Miller

1e. Blake W. Nordstrom

1f. Erik B. Nordstrom

1g. Peter E. Nordstrom

1h. Philip G. Satre

1i. Alison A. Winter

For address changes and/or comments, please check this box and write them on the back where indicated.

The Board of Directors recommends a vote FOR Proposal 2

For

Against

Abstain

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

If you are not voting by telephone or Internet, please sign below and return in the envelope provided.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at http://investor.nordstrom.com.

To vote by internet, please access www.proxyvote.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NORDSTROM, INC.

1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101-1707

The Shareholder(s) of Nordstrom, Inc. named on this proxy card hereby appoints Blake W. Nordstrom and Lisa G. Iglesias, or either of them, with full power of substitution, as Proxy Holders to vote all shares of stock of the Shareholder entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 20, 2008, at 11:00 a.m., Pacific Daylight Time, at Benaroya Hall, the Illsley Ball Nordstrom Recital Hall, 200 University Street, Seattle, Washington, 98101-3428, and any adjournment thereof, with all power the Shareholder would possess if personally present. The Proxy Holders will vote as directed by the Shareholder for the proposals to be presented at the meeting. Unless revoked or otherwise directed, the Proxy Holders will vote FOR proposals 1 and 2. If any additional proposals are properly presented at the meeting and any adjournment thereof, the Proxy Holders will vote on such additional proposals in accordance with their discretion.

Notwithstanding the above, if there are shares allocated to the Shareholder’s account in the Nordstrom 401(k) Plan & Profit Sharing (the “Plan”), the Shareholder hereby directs the Nordstrom, Inc. Retirement Committee (the “Retirement Committee”) to confidentially vote all shares as indicated by the Shareholder on the reverse side of this proxy card. If this proxy card is signed and returned without specific instructions for voting, the shares will be voted by the Retirement Committee as provided in the paragraph above. If the Shareholder’s vote of shares held through the Plan is not received by 2:00 p.m. Pacific Daylight Time on May 16, 2008, then the Retirement Committee will vote those shares in the same proportion as Plan shares that have been voted.

Your telephone or Internet vote authorizes the Proxy Holders and/or the Retirement Committee to vote the shares in the same manner as if you marked, signed and returned this proxy card.

IF YOU VOTE VIA TELEPHONE OR INTERNET, YOU DO NOT NEED TO MAIL BACK THIS PROXY CARD.

Address Changes/Comments (please print legibly):

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)